UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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DECKERS OUTDOOR CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DECKERS BRANDS

UGG KOOLABURRA BY UGG | HOKA ONE ONE Teva Sanuk Ahnu

2016 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2016 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

DATE	September 12, 2016
TIME	1:00 p.m. Pacific Time
PLACE	Online at www.virtualshareholdermeeting.com/DECK
RECORD DATE	July 14, 2016
VOTING	Stockholders as of the Record Date are entitled to vote at the Annual Meeting
VIRTUAL MEETING
To participate in the Annual Meeting virtually via the Internet, please visit: www.virtualshareholdermeeting.com/DECK.
To access the Annual Meeting you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, included on your proxy card, or provided through your broker. Stockholders will be able to vote and submit questions during the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSALS	MATTER	BOARD VOTE RECOMMENDATION	PAGE REFERENCE

1	Election of 10 directors	FOR EACH DIRECTOR NOMINEE	9
2	Ratification of selection of KPMG LLP as independent registered public accounting firm for fiscal year 2017	FOR	68
3	Advisory vote to approve Named Executive Officer compensation	FOR	70
We may also transact any other business that may properly come before the Annual Meeting, or at any postponements or adjournments thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

HOW TO VOTE

Your vote is important to the future of Deckers Outdoor Corporation. You are eligible to vote if you were a stockholder at the close of business on July 14, 2016. Please refer to the section of this Proxy Statement titled "Questions and Answers about the 2016 Annual Meeting of Stockholders and Voting" for additional information on how to vote your shares.

PROPOSAL NO. 1 ELECTION OF DIRECTOR NOMINEES

The following table provides summary information about each director nominee.

					Deckers Committees
Name, Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	A	C	CG

Angel R. Martinez Non-Executive Chairman of our Board of Directors	61	2005	NO	1
John M. Gibbons Lead Independent Director	67	2000	YES	None
Karyn O. Barsa Corporate Director	55	2008	YES	1	●	●
Nelson C. Chan Corporate Director	55	2014	YES	3	●
Michael F. Devine, III Corporate Director	57	2011	YES	2	ª	●
John G. Perenchio Corporate Director	61	2005	YES	None		●	●
David Powers Chief Executive Officer and President	50	2016	NO	None
James Quinn Corporate Director	64	2011	YES	None			ª
Lauri M. Shanahan Corporate Director	53	2011	YES	1		ª
Bonita C. Stewart Vice-President, Global Partnerships, Americas at Google, Inc.	59	2014	YES	None			●
____________
ª Committee Chair

A:	Audit

C:	Compensation

CG:	Corporate Governance

•	No director nominee attended fewer than 75% of the meetings of our Board of Directors, which we sometimes refer to as our Board, or meetings of any Board committee on which he or she sits.

•	Each director nominee is elected annually by a majority of the votes cast at the Annual Meeting.

•	Our Board of Directors recommends that you vote FOR each of the director nominees named in this Proposal No. 1.

PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•	As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.

•	Ratification of the selection requires the vote of a majority of the shares present and entitled to vote at the Annual Meeting.

•	Our Board of Directors recommends that you vote FOR this Proposal No. 2.

PROPOSAL NO. 3 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

•
We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, which we sometimes refer to as NEOs, as disclosed in the section of this Proxy Statement titled "Compensation Discussion and Analysis".

•	Below is a summary of the key elements and other features of our executive compensation program.

•	Advisory approval of the proposal requires the vote of a majority of the shares present and entitled to vote at the Annual Meeting.

•
Our Board of Directors recommends that you vote FOR this Proposal No. 3 because it believes that our compensation policies and practices are effective in achieving our goals of appropriately incentivizing and paying for financial and operating performance, and aligning our executives' interests with those of our stockholders.

MAIN EXECUTIVE COMPENSATION ELEMENTS

ELEMENT	TYPE	TERMS

Base Salary	CASH	• Base salary increases must be approved by our Compensation Committee, which is comprised solely of independent directors.

Annual Cash Incentive	CASH
• Performance-based cash incentive awards are earned based on achievement of annual Company performance goals approved by our Compensation Committee. Because the fiscal year 2016 performance goals were not achieved, no cash incentive awards were paid.

2016 NSU Equity Incentive Plan (Nonvested Stock Units, or NSUs)	EQUITY	• Performance goals for NSUs were based on fiscal year 2016 EPS. Because 2016 EPS goals were not achieved, these NSUs were not earned.

2016 Long-Term Equity Incentive Plan, or LTIP (Restricted Stock Units, or RSUs)	EQUITY
• Performance goals for LTIP RSUs are based on Company performance for fiscal year 2018. Based upon expectations as of March 31, 2016, the performance conditions related to these awards are not probable of being achieved; therefore, the awards are not expected to be earned.

KEY CORPORATE GOVERNANCE CHANGES

•
In February 2014, our Board of Directors approved a change in our fiscal year end from December 31 to March 31 to better align with our business and trends in our industry. As a result, our 2015 fiscal year ran from April 1, 2014 to March 31, 2015, or fiscal year 2015. In addition, we had a transition period from January 1, 2014 to March 31, 2014, which we sometimes refer to as the 2014 Transition Period or 2014T, and our 2016 fiscal year ran from April 1, 2015 to March 31, 2016, or fiscal year 2016.

•	In May 2016, Angel R. Martinez announced his retirement as Chief Executive Officer of our Company. He continues to serve as Chairman of our Board of Directors in a non-executive capacity.

•	David Powers, who previously served as our President, was appointed Chief Executive Officer effective June 1, 2016 and was selected to serve as a member of our Board.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Deckers Outdoor Corporation, to be held on Monday, September 12, 2016, beginning at 1:00 p.m. Pacific Time.

Proposals to be Voted Upon:

1	Election of Directors. To elect 10 directors to serve until the Annual Meeting of Stockholders to be held in 2017, or until their successors are elected and duly qualified.
2
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017, which covers the period from April 1, 2016 to March 31, 2017.

3
Advisory Vote to Approve Named Executive Officer Compensation. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in the section of this Proxy Statement titled "Compensation Discussion and Analysis".

•	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting, or at any postponements or adjournments thereof.
Virtual Meeting:
We are excited to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and our Company. This year, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely via a live webcast. We believe hosting a virtual meeting will enable increased stockholder attendance and participation from any location around the world while also reducing the cost of the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DECK. You will also be able to vote your shares electronically at the Annual Meeting.
Board Recommendations:
Our Board of Directors recommends that you vote FOR each of the director nominees named in Proposal No. 1 and FOR Proposal Nos. 2 and 3.
Voting at the Annual Meeting:
Our Board of Directors has fixed the close of business on July 14, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, or at any postponements or adjournments thereof. Only holders of record at the close of business on the record date are entitled to such notice and to vote, virtually or by proxy, at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ David Powers
David Powers Chief Executive Officer and President
Your vote is very important.
Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement titled "Questions and Answers about the 2016 Annual Meeting of Stockholders and Voting" or, if you requested to receive printed proxy materials, your enclosed proxy card.

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: July 29, 2016

ANNUAL MEETING OF STOCKHOLDERS
Meeting Date: September 12, 2016

PROXY STATEMENT

GENERAL INFORMATION
The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation, which we sometimes refer to as our Company, we, us, or our, for use at our Annual Meeting of Stockholders, or the Annual Meeting, to be held virtually on Monday, September 12, 2016 at 1:00 p.m. Pacific Time, or at any postponements or adjournments thereof. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DECK, where you will be able to attend the meeting, submit questions and vote online. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see the question titled "Whom should I contact with other questions?" below.
Q:    What is the purpose of the Annual Meeting?

A:    At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:    When and where will the Annual Meeting be held?

A:     You are invited to attend the Annual Meeting on Monday, September 12, 2016, beginning at 1:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via a live webcast. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DECK. Please refer to the question titled "How can I vote my shares and participate in the Annual Meeting?" for additional information.

Q:    What is our fiscal year end?

A:    Our fiscal year end is March 31.

Q:    On what securities exchange are our shares traded?

A:    As of May 2014, our shares are traded on the New York Stock Exchange, or NYSE.

Q:    Why did I receive these proxy materials?

A:     We are providing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting, or at any postponements or adjournments thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting virtually to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting virtually, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost to our Company of proxy solicitation.

Q:    Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:     Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC's "notice and access" rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending the Notice of Internet Availability of Proxy Materials, or the Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about July 29, 2016, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, or the Annual Report, each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, by mail or virtually at the Annual Meeting.

Q:    What is the purpose of complying with the SEC's "notice and access" rules?

A:     We believe compliance with the SEC's "notice and access" rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Q:    What proposals am I being asked to vote upon at the Annual Meeting?

A:     At the Annual Meeting, you will be asked to:

•	Elect 10 director nominees to serve until the Annual Meeting of Stockholders to be held in 2017, or until their successors are elected and duly qualified (Proposal No. 1);

•	Ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 (Proposal No. 2); and

•
Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in the section of this Proxy Statement titled "Compensation Discussion and Analysis" (Proposal No. 3).

Q:    Does our Board of Directors recommend voting in favor of the proposals?

A:     Yes. Our Board of Directors unanimously recommends that you vote "FOR" each of the 10 director nominees, "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017, and "FOR" the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Q:    What are the voting requirements to approve the proposals?

A:     The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•
Election of Directors (Proposal No. 1) - Our Board of Directors has adopted a majority voting standard for uncontested director elections. This means that each director nominee in an uncontested election will be elected by a majority of the votes cast by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (assuming that a quorum is present). An "uncontested election" is an election in which the number of nominees for director is not greater than the number of directors to be elected. A "contested election" is an election in which the number of nominees for director nominated by (i) our Board of Directors, (ii) any stockholder, or (iii) a combination of our Board of Directors and any stockholder, exceeds the number of directors to be elected. A "majority of the votes cast" means that the number of votes "FOR" a nominee for director must exceed 50% of the total votes cast in the election of directors. A "WITHHOLD AUTHORITY" vote with respect to a director nominee will not count as votes cast for that nominee. In a contested election, directors shall be elected by a plurality of the votes cast by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Under the rules applicable to brokers, brokers no longer possess discretionary authority to vote shares with respect to the election of directors. Accordingly, "broker non-votes" will result for this proposal if brokers do not receive instructions from beneficial owners of our shares. Broker non-votes will not count as votes cast for purposes of this proposal and will not be counted for any purpose in determining whether this proposal has been approved. Please see the question, titled "What happens if I do not vote?" below for a discussion of the effect of "withhold authority" votes, "abstentions" and "broker non-votes".

•
Ratification of Selection of Accounting Firm (Proposal No. 2) - Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 will require the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming that a quorum is present).

Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a matter on which brokers have the discretion to vote, "broker non-votes" will not result for this proposal.

•
Advisory Vote on Executive Compensation (Proposal No. 3) - Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers will require the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming that a quorum is present).

Abstentions will have the same effect as votes against the proposal. "Broker non-votes" will not count as shares present and entitled to vote on the proposal and will not be counted for any purpose in determining whether this proposal has been approved.

Q:    What happens if a director nominee fails to receive a majority vote in an uncontested election at the Annual Meeting?

A:    Each incumbent director standing for reelection at the Annual Meeting has tendered an irrevocable letter of resignation, effective upon such incumbent director not receiving a majority vote at the Annual Meeting and acceptance of such resignation by our Board of Directors. The Board of Directors must accept or reject such resignation within 90 days following certification of the stockholder vote in accordance with the procedures established by our Bylaws. If a director’s resignation offer is not accepted by our Board of Directors, that director will continue to serve until our Annual Meeting of Stockholders to be held in 2017 and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who fails to receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on our Board of Directors. The Board of Directors, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to our Bylaws or decrease the size of our Board of Directors to eliminate the vacancy. All director nominees are incumbent directors standing for reelection at the Annual Meeting.

Q:    What happens if I do not vote?

A:     The following is a brief explanation of the effect that a decision not to vote shares will have on the proposals to be voted upon at the Annual Meeting:

•
Abstentions - You may "WITHHOLD AUTHORITY" to vote for one or more nominees for director and may "ABSTAIN" from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal No. 1, shares for which authority is withheld will not be included in the total number of votes cast, and thus will have no effect on the outcome of the vote on this proposal. With respect to Proposal Nos. 2 and 3, shares that a stockholder abstains from voting will be included in the total number of shares present and entitled to vote on these proposals, and will have the same effect as a vote "AGAINST" these proposals.

•
Broker Non-Votes - "Broker non-votes" result from shares that are held by a bank, broker, dealer or other nominee that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal, and (ii) does not have discretionary voting power with respect to the particular proposal. Please see the question, titled "Who can vote at the Annual Meeting?" below for a discussion of beneficial ownership. Whether a nominee has authority to vote shares that it holds is determined by stock exchange rules. Nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2, but do not have the discretion to vote on Proposal Nos. 1 or 3, unless they receive voting instructions from the beneficial owners of the shares. Accordingly, broker non-votes may result for Proposal Nos. 1 and 3. Broker non-votes will not be counted for purposes of determining the number of votes cast or the number of shares present and entitled to vote with respect to these proposals, and will not be counted for any purpose in determining whether these proposals have been approved. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q:    Who can vote at the Annual Meeting?

A:    Only our stockholders at the close of business on July 14, 2016, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 32,034,511 shares of our Common Stock outstanding and entitled to vote. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration by our stockholders at the Annual Meeting.

•
Holders of Record - If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a "holder of record". As a holder of record, you may vote at the virtual Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

•
Beneficial Owners - If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the "beneficial owner" of shares held in "street name" and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the holder of record, you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid proxy or obtain a 16-digit control number from your nominee. Please contact your nominee directly for additional information.

Q:    What is the quorum requirement for the Annual Meeting?

A:     The presence at the Annual Meeting, virtually or by proxy, of holders of a majority of the shares of our Common Stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly voted proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:    How can I vote my shares?

A:     •    Holders of Record - Holders of record can vote by proxy or by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/DECK, where votes can be submitted via live webcast. If you vote by proxy, you can vote by Internet, telephone or by mail as described below.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL	VOTE AT THE ANNUAL MEETING
You can vote by proxy over the Internet by following the instructions provided in the Notice, or to the extent you requested to receive printed proxy materials, by following the instructions provided on the proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EST on September 11, 2016 by visiting www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using a 16-digit control number, which is located on the Notice.

If you requested to receive printed proxy materials, you can vote by telephone by following the instructions provided on the proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. EST on September 11, 2016.

If you requested to receive printed proxy materials, you can vote by mail by following the instructions provided on the proxy card. If you choose to vote by mail, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. In order to be effective, completed proxy cards must be received by 11:59 p.m. EST on September 11, 2016.

If you choose to vote at the Annual Meeting virtually, you will need the 16-digit control number included on your Notice or on your proxy card. If you are the beneficial owner of your shares, your 16-digit control number may be included in the voting instructions form that accompanied your proxy materials. If your nominee did not provide you with a 16-digit control number in the voting instructions form that accompanied your proxy materials, you may be able to log onto the website of your nominee prior to the start of the Annual Meeting, on which you will need to select the stockholder communications mailbox link through to the Annual Meeting, which will automatically populate your 16-digit control number in the virtual Annual Meeting interface. The method you use to vote will not limit your right to vote at the virtual Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Thomas Garcia and Thomas A. George, the designated proxyholders, are members of our management. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

•    Beneficial Owner - If you are the beneficial owner of your shares, you should have received the Notice or a proxy card with these proxy materials from your bank, broker, dealer or other nominee rather than from us. Simply (i) use the 16-digit control number provided to you by your nominee to vote on the Internet before the Annual Meeting or virtually at the Annual Meeting, or (ii) if you requested to receive printed proxy materials, vote by following the instructions provided on the proxy card which you received from your nominee.

Q:    How can I vote my shares and participate in the Annual Meeting?

A:    This year's Annual Meeting will be held entirely online to allow greater participation. Our stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/DECK. You will need the 16-digit control number included on your Notice or on your proxy card to attend and vote at the Annual Meeting. If you are the beneficial owner of your shares, your 16-digit control number may be included in the voting instructions form that accompanied your proxy materials. If your nominee did not provide you with a 16-digit control number in the voting instructions form that accompanied your proxy materials, you may be able to log onto the website of your nominee prior to the start of the Annual Meeting, on which you will need to select the stockholder communications mailbox link through to the Annual Meeting, which will automatically populate your 16-digit control number in the virtual Annual Meeting interface. Stockholders who have obtained a 16-digit control number as described above may vote or submit questions while participating in the live webcast of the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Q:    What can I do if I change my mind after I vote my shares?

A:     You may change your vote at any time before the polls are closed at the Annual Meeting. If you are a holder of record, you may change your vote by (i) providing written notice of revocation to Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, (ii) executing a subsequent proxy using any of the voting methods discussed above, or (iii) attending the virtual Annual Meeting and voting via live webcast. However, simply attending the virtual Annual Meeting will not, by itself, revoke your proxy. If you are a beneficial owner of your shares, and you have instructed your bank, broker, dealer or other nominee to vote your shares, you may change your vote by following directions received from your nominee to change those instructions, or by attending the virtual Annual meeting and voting via live webcast, which can accomplished as described above. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the recommendations of our Board of Directors.

Q:    Could other matters be decided at the Annual Meeting?

A:     As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxyholders will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Q:    Who is paying for the cost of this proxy solicitation?

A:     The solicitation of proxies is made on behalf of our Company and all the expenses of soliciting proxies from stockholders will be borne by our Company. In addition to the solicitation of proxies by use of the mail, officers and regular employees may communicate with stockholders personally or by mail, telephone, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. We will reimburse banks, brokers, dealers and other nominees for their reasonable out-of-pocket expenses in forwarding solicitation material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of proxies is approximately $92,000.

Q:    What is the deadline to submit stockholder proposals for the 2017 Annual Meeting?

A:     We currently anticipate holding our 2017 Annual Meeting of Stockholders in September 2017. Accordingly, notice of any director nomination or other proposal that you intend to present for inclusion in the proxy materials to be distributed in connection with our Annual Meeting of Stockholders to be held in 2017 must be delivered to our corporate headquarters located at 250 Coromar Drive, Goleta, California 93117 no later than the close of business on March 31, 2017. In addition, your notice must satisfy the conditions for such proposals set forth in our Bylaws, which contain requirements with respect to advance notice of director nominations and other stockholder proposals.

Q:    How can stockholders nominate a candidate for election as a director?

A:      Our Bylaws provide that a stockholder seeking to nominate a candidate for election as a director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder's notice generally must be received at our corporate headquarters on or before the date 90 days prior to the scheduled date of the annual meeting or, if later, on or before the date seven days after we first publish notice of the annual meeting.

Under our Bylaws, a stockholder's notice of a proposed nomination for director to be made at an annual meeting of stockholders must include the following information:

•	The name and address of the stockholder and any Stockholder Affiliate (as defined in our Bylaws) proposing to make the nomination and of the person or persons to be nominated;

•
The class and number of shares of our Company that are, directly or indirectly, beneficially owned by the stockholder or any Stockholder Affiliate and any derivative positions held or beneficially held by the stockholder or any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate;

•
A representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares virtually or by proxy for the person nominated in the notice;

•	A description of all arrangements or understandings between the stockholder(s) or Stockholder Affiliate supporting the nomination and each nominee;

•	Any other information concerning the proposed nominee(s) that our Company would be required to include in the Proxy Statement if our Board of Directors made the nomination;

•	The consent and commitment of the nominee(s) to serve as a director;

•
For each nominee, a completed and signed questionnaire, in a form provided by our Company upon written request, with respect to the background and qualification of such person being nominated and the background of any other person or entity on whose behalf the nomination is being made;

•
For each nominee, a written representation and agreement, in the form provided by our Company upon written request, with regards to any voting commitments, compensatory arrangements with a third party and compliance requirements applicable to directors of our Company;

•	A description of all agreements, arrangements and understandings between the stockholder and Stockholder Affiliate and any other person, including their names, in connection with the nominee; and

•	Whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

The presiding officer of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of our Bylaws will be forwarded to the Corporate Governance Committee.

Q:    How can stockholders propose other actions for consideration?

A:     Our Bylaws provide that a stockholder seeking to propose actions at an annual meeting of stockholders (other than nomination of directors) must provide timely advance written notice to our Company. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the meeting or, if later, on or before the date seven days after we first publish notice of the meeting.

Under our Bylaws, a stockholder's notice of proposed action to be made at an annual meeting of stockholders must include the following information:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting;

•	The name and address of the stockholder and any Stockholder Affiliate proposing such business;

•	The class and number of shares of our Company that are, directly or indirectly, beneficially owned by the stockholder and any Stockholder Affiliate;

•
Any derivative positions held or beneficially held by the stockholder and any Stockholder Affiliate, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate with respect to our securities;

•
A description of all agreements, arrangements and understandings between such stockholder or any Stockholder Affiliate and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

•	Any material interest of the stockholder or any Stockholder Affiliate in such business; and

•	Whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

Any stockholder providing such notice shall promptly provide any other information that our Company may reasonably request. The presiding officer of the annual meeting may refuse to acknowledge any business not brought before the meeting in compliance with the foregoing procedure.

Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:    We have adopted a procedure called "householding", which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, or if you wish to receive separate copies in the future, please contact: Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, Telephone: (805) 967-7611.

In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who hold shares in "street name" may contact their bank, broker, dealer or other nominee to request information about householding.

Q:    Where can I find voting results of the Annual Meeting?

A:    We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by our Company.

Q:    Whom should I contact with other questions?

A:    If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Deckers Outdoor Corporation, 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary, Telephone: (805) 967-7611.

Q:      Where else can I find proxy materials?

A:      This Proxy Statement and the Annual Report are available at www.deckers.com/investors.  Information contained on or accessed through our website does not constitute part of this Proxy Statement.  You should not consider information contained on or accessed through our website in deciding how to vote your shares.  References to our website address in this Proxy Statement are inactive textual references only.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Overview
Our Bylaws provide for the annual election of directors. Our Bylaws also provide that our Board of Directors will consist of not less than one nor more than 10 members. The specific number of members of our Board of Directors within this range is established by our Board of Directors. There are currently 10 members of our Board of Directors. Mr. Powers was appointed to serve as a member of our Board of Directors effective as of June 1, 2016.
At the Annual Meeting, stockholders will be asked to elect 10 directors to serve until the next Annual Meeting of Stockholders to be held in 2017, or until their successors are elected and duly qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The names and certain information concerning the persons nominated by our Board of Directors to become directors at the Annual Meeting are set forth below. Each of the proposed nominees currently serves as a member of our Board of Directors.
If all nominees for director are elected then, following the Annual Meeting, our Board of Directors will consist of 10 members, and a majority of our Board of Directors, and all members of each of its standing committees, will continue to be "independent directors" under applicable securities exchange listing rules, as described below.
Agreements with Directors
None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of our Company acting within their capacity as such.
Family Relationships
There are no family relationships among any of these directors, nominees for director or executive officers of our Company.
Director Nominations
The Corporate Governance Committee is responsible for identifying and evaluating nominees for election to our Board of Directors. In addition to the candidates proposed by our Board of Directors or identified by the Corporate Governance Committee, the Committee considers candidates for director proposed by stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws. Please refer to the question titled "How can stockholders nominate a candidate for election as a director?" above. Stockholder nominations that meet the criteria outlined below will receive the same consideration that the Committee's nominees receive.
Director Qualifications
Directors are responsible for overseeing and monitoring our business consistent with their fiduciary duties to our stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, and professional experience. As detailed in the section of this Proxy Statement titled "Nominating Procedures and Criteria" below, our Board of Directors believes that there are both general requirements for service as a member of our Board of Directors that are applicable to all directors, and other specialized characteristics that should be represented on our Board as a whole, but not necessarily by each director.
The names of the nominees for director and certain biographical information about each nominee, including any public company directorships held by such nominee over the last five years, are set forth below. In addition, information about the specific qualifications, attributes and skills of each nominee that led to our Board's conclusion that each nominee should serve as a director of our Company is set forth below.
No Legal Proceedings with Directors
There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Items 103 and 401(f) of Regulation S-K.
Qualifications for All Directors
Essential criteria for candidates considered by the Corporate Governance Committee include the following:

•	Personal and professional integrity

•	Good business judgment

•	Relevant experience and skills

•	Ability to be an effective director in conjunction with the full Board of Directors in collectively serving the long-term interests of our stockholders

•	Commitment to devoting sufficient time and energy to diligently performing duties as a director
Diversity Factors Considered for all Director Nominees
The Corporate Governance Committee considers many factors when identifying nominees for director, including diversity with respect to personal characteristics (including race and gender) as well as diversity in the experience and skills that contribute to our Board's performance of its responsibilities in the oversight of our business. However, the Committee has not adopted a formal policy with respect to the consideration of diversity.
Specific Qualifications, Attributes, Skills and Experience to be Represented on our Board of Directors
The Corporate Governance Committee believes that the competencies we seek in our directors should support our strategies for long-term success. Below we identify the key qualifications and skills our directors collectively bring to our Board of Directors, that we believe are important in light of our business and strategic direction. The particular qualifications and skills that our Board of Directors considered in nominating each individual director nominee are included in the directors' individual biographies below.

OUR LONG TERM STRATEGIES

• Elevating product design, fueling innovation and speed to market.	• Connecting with consumers digitally through targeted marketing and robust E-Commerce capabilities.
• Capitalizing on growth opportunities by optimizing new distribution globally.	• Driving efficiencies to streamline the organization and improve operation.

DIRECTOR NOMINEES

Our director nominees reflect a diversity of skills, backgrounds, ethnicities, gender and qualifications valued by our Board. The range of tenure on our Board brings a variety of perspectives to strategic, financial and operational deliberations.
Our Board of Directors has nominated the following 10 directors for election at the Annual Meeting. Each director nominee currently serves on our Board of Directors.

NAME	AGE	DIRECTOR SINCE	OCCUPATION

Angel R. Martinez	61	2005	Non-Executive Chairman of our Board of Directors
John M. Gibbons	67	2000	Lead Independent Director
Karyn O. Barsa	55	2008	Corporate Director
Nelson C. Chan	55	2014	Corporate Director
Michael F. Devine, III	57	2011	Corporate Director
John G. Perenchio	61	2005	Corporate Director
David Powers	50	2016	Chief Executive Officer and President
James Quinn	64	2011	Corporate Director
Lauri M. Shanahan	53	2011	Corporate Director
Bonita C. Stewart	59	2014	Vice-President, Global Partnerships, Americas at Google, Inc.

The biographies of the director nominees are listed below, along with the specific qualifications, attributes, skills and experience of each director that our Board of Directors considered in nominating the directors.

ANGEL R. MARTINEZ
Age: 61 Director Since: 2005
Non-Executive Chairman of our Board of Directors	Other Directorships: Tupperware Brands Corporation (NYSE: TUP)
Mr. Martinez retired from his position as Chief Executive Officer, effective May 31, 2016. He had been Chief Executive Officer of our Company since April 2005. Beginning in May 2008, Mr. Martinez served as Chairman of our Board of Directors and continues to serve as our non-executive Chair. Subject to his re-election as a director at the Annual Meeting, Mr. Martinez will remain Chairman of our Board of Directors. He is also acting as a consultant to the Company until May 31, 2017. Mr. Martinez has also served as a director of Tupperware Brands Corporation (NYSE:TUP) since 1998.
Specific Qualifications, Attributes, Skills and Experience

•
Industry Experience - Extensive experience in the footwear industry, including serving as Chief Executive Officer of our Company, and Chief Executive Officer and Vice Chair of Keen, LLC, an outdoor footwear manufacturer. Also served in a variety of positions at Reebok International Ltd. and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok.

•	Entrepreneurial - During his tenure at Keen, LLC, successfully established this incipient brand for future growth.

•
Sales and Marketing Experience - Served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd., a global athletic brand that sells and markets sports and lifestyle products.

•	International Experience - Held key management roles at Reebok International Ltd., Keen LLC and the Company during periods of international expansion.

•
Luxury/Premium Branding Experience - 11 years of experience with the UGG brand, a premier brand in luxurious comfort footwear, handbags, apparel, and cold weather accessories. Participated in the acquisition of the Ralph Lauren Footwear brand, which was managed as a subsidiary of The Rockport Company.

•
Retail Experience and Distribution/Logistics Experience - Owned and operated his own retail stores. While President of The Rockport Company, oversaw retail evolution for the brand, including opening over 50 brand stores. Involved in management of supply chain and distribution channels during his many years of industry experience.

•	Public Company Management Experience - Served as Chief Executive Officer of our Company for 11 years.

•	Risk Oversight Experience - 18 years of experience as a corporate director with risk oversight responsibilities.

JOHN M. GIBBONS
Age: 67 Director Since: 2000
Lead Independent Director	Other Directorships: Other private company
Mr. Gibbons is an independent consultant. He is a director of The Learning Network, Inc. He also served as a director and Chair of the Audit Committee of National Technical Systems, Corp., a provider of integrated testing, certification, quality registration and systems evaluation services, from September 2003 until its acquisition in November 2013.
Specific Qualifications, Attributes, Skills and Experience

•
High Level of Financial Literacy and Experience - Currently serves as a member of The Learning Network, Inc.'s Compensation Committee. He previously served as a member and as Chairman of our Audit Committee. In addition to the positions listed above, from June 2000 to April 2004, Mr. Gibbons was Vice Chair of TMC Communications, Inc., a long distance, data and internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. Mr. Gibbons was also Vice Chair of Assisted Living Corporation, a national provider of assisted living services, from March 2000 to December 2001.

•
Risk Oversight Experience - Extensive experience in risk oversight as a former member and the former Chairman of our Audit Committee and former Chair of the Audit Committee of National Technical Systems, Corp.

•	Industry Experience - 16-year directorship at our Company.

•
Public Company Management Experience - On the board, Chief Executive Officer and Chief Operating Officer of The Learning Network, Inc. Previously employed by The Sports Club Company, which was previously listed on the American Stock Exchange, where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.

•	Entrepreneurial - Has served in a variety of leadership positions for several companies during periods of expansion.

•	Luxury/Premium Branding Experience - Involved in several different capacities at The Sports Club Company, a company which markets clubs to affluent, health conscious individuals.

KARYN O. BARSA
Age: 55 Director Since: 2008
Board Committees: Audit Compensation	Other Directorships: Performance Sports Group, Ltd. (NYSE: PSG) Other private company
Ms. Barsa served as Chief Executive Officer of Coyuchi, Inc., a maker of organic cotton bedding, bath and baby products, from April 2009 to May 2013. From February 2008 to April 2009, she served as President and Chief Executive Officer of Investors' Circle, a network of individual and institutional investors focused on sustainable business practices. She serves on the boards of The Directors' Organization Ltd. and Performance Sports Group, Ltd. (NYSE: PSG), and the advisory boards of Embark Stores, Inc., the Winter Sports School and Newpark Capital.
Specific Qualifications, Attributes, Skills and Experience

•
High Level of Financial Literacy and Experience - In addition to the Chief Executive Officer and director positions discussed above, served as Chief Financial Officer of Patagonia, Inc., a specialty outdoor apparel and equipment manufacturer. Also holds a B.A. in Economics from Connecticut College and an MBA from the University of Southern California.

•	Risk Oversight Experience - Serves as a member of the Audit Committee and serves on the board of The Directors' Organization Ltd. and Performance Sports Group, Ltd.

•
Luxury/Premium Branding Experience - In addition to serving as Chief Executive Officer of Coyuchi, Inc., served as Chief Executive Officer of Smith & Hawken, Ltd., a specialty gardening retailer between 1999 and 2001.

•	Industry Experience - Served as Chief Operating Officer and Chief Financial Officer of Patagonia, Inc. when footwear was introduced as a product of the company.

•
Distribution/Logistics Experience - As Chief Executive Officer of Coyuchi, Inc., Chief Executive Officer of Smith & Hawken, Ltd, and Chief Operating Officer of Patagonia, Inc. gained extensive experience in management of supply chain and distribution issues.

•
Sales and Marketing Expertise - Sales teams reported directly to Ms. Barsa in her roles at Patagonia Inc., Smith & Hawken, Ltd and Coyuchi, Inc. Direct sales and marketing experience as Chief Executive Officer of Investors' Circle and founder of HeadStart Custom Helmets.

•	Retail Experience - Executive experience at Patagonia, Inc., Smith & Hawken, Ltd. and Coyuchi, Inc., all companies with an important retail component.

•
Entrepreneurial - Has served in a variety of leadership positions for several companies during periods of expansion, including serving as Chief Executive Officer of Embark Stores, Inc., a start-up pet supplies retailer between May 2007 and February 2008.

NELSON C. CHAN
Age: 55 Director Since: 2014
Board Committees: Audit	Other Directorships: Outerwall Inc. (NASDAQ: OUTR) Synaptics, Inc. (NASDAQ: SYNA) Adesto Technologies (NASDAQ: IOTS) Other private companies
In December of 2014, Mr. Chan became a director of our Company. Mr. Chan is Chairman of the Board of Directors of Outerwall Inc. (NASDAQ: OUTR). He is also Lead Independent Director of Synaptics, Inc. (NASDAQ: SYNA) and the Lead Independent Director of Adesto Technologies (NASDAQ: IOTS). Mr. Chan is also a director of several privately held companies. From 2006 to 2008, Mr. Chan served as Chief Executive Officer of Magellan Corporation and from 1992 to 2006, he served in various management positions with SanDisk Corporation. Mr. Chan held sales, marketing and engineering positions at several technology-based companies from 1983 to 1992.
Specific Qualifications, Attributes, Skills and Experience

•	Entrepreneurial - Expertise in building technology companies.

•	High Level of Financial Literacy and Experience - Has held numerous senior management positions with other leading companies, including Chief Executive Officer at Magellan Corporation.

•	Public Company Management Experience - Extensive experience with several leading public and private companies, both as an executive and as a board member.

•	Sales/Marketing Experience - Held key sales, marketing and engineering positions at SanDisk Corporation, Chips and Technologies, Signetics and Delco Electronics.

•	International Experience - Was the Executive Vice President and General Manager, Consumer Business, while at SanDisk Corporation, a global multi-billion dollar company.

•	Risk Oversight Experience - Currently serves as a member of our Audit Committee and has over 9 years of experience as a corporate director with risk oversight responsibilities.

•	Technology (Consumer, Cybersecurity, Big Data, Social) - Extensive experience in technology-based companies including sales, marketing, engineering and directorships.

MICHAEL F. DEVINE, III
Age: 57 Director Since: 2011
Board Committees: Audit Compensation	Other Directorships: Express, Inc. (NYSE: EXPR) FIVE Below, Inc. (NYSE: FIVE) Other private companies
Mr. Devine retired as Executive Vice President and Chief Financial Officer of Coach, Inc. in 2011. He currently serves as a member of the Board of Directors and Chair of the Audit Committee of Express, Inc. (NYSE: EXPR) and FIVE Below, Inc. (NYSE: FIVE). He also serves as a member of the Board of Directors of two privately held companies, The Talbots Inc. and Sur La Table, Inc. From 2004 to 2007, Mr. Devine served as a member of the Board of Directors and Chair of the Audit Committee of Educate, a leading K-12 education service company with solutions such as Sylvan Learning Center. Mr. Devine also previously served as a member of the Board of Directors and of the Audit Committee of NutriSystem, Inc.
Specific Qualifications, Attributes, Skills and Experience

•
High Level of Financial Literacy and Experience - In addition to Mr. Devine's experiences at Coach, Inc. and as a director, prior to joining Coach, Inc. served as Chief Financial Officer and Vice President-Finance of Mothers Work, Inc. from February 2000 until November 2001. From 1997 to 2000, was Chief Financial Officer of Strategic Distribution, Inc., a Nasdaq-listed industrial store operator. From 1995 to1997, was Chief Financial Officer at Industrial System Associates, Inc., and for the prior 6 years was the Director of Finance and Distribution for McMaster-Carr Supply Co. Holds a Bachelor of Science degree in Finance and Marketing from Boston College and an MBA in Finance from the Wharton School of the University of Pennsylvania.

•	Public Company Management Experience - Experience at Coach, Inc. involved managing a public company during a period of high growth.

•	Risk Oversight Experience - 10 years of experience as a corporate director with risk oversight responsibilities.

•	Luxury/Premium Branding Experience - Coach, Inc. is a leading marketer of modern classic American accessories.

•
Industry Experience - In addition to experience at Coach, Inc., serves as a director of Express, Inc., a nationally recognized specialty apparel and accessory retailer offering both women's and men's merchandise.

•	Distribution/Logistics Experience and Retail Experience - Involved in supply chain and wholesale and retail distribution channels while at Coach, Inc.

•	International Experience - Involved in a global brand with worldwide operations while at Coach, Inc.

JOHN G. PERENCHIO
Age: 61 Director Since: 2005
Board Committees: Compensation Corporate Governance	Other Directorships: Other private company
Mr. Perenchio is a private investor. From 1999 until May of 2015, he held controlling interests and was a principal in various music industry companies, involved in the production and sale of recorded music, music publishing and merchandise. Since late 2009, Mr. Perenchio has been involved in Club Ride Apparel, LLC, a privately held start-up sports apparel company in which he owns a controlling interest.
Specific Qualifications, Attributes, Skills and Experience

•
Entrepreneurial - Involved in the formation of a myriad of different successful business enterprises, from music to apparel. From 1990 to 2003, served as an executive with Chartwell Partners, LLC, a family owned boutique investment and holding company specializing in the entertainment, media and real estate industries.

•	Industry Experience - Experience in apparel and has been a director of our Company for 11 years.

•	Sales and Marketing Experience - Experience with designing and implementing marketing and sales plans in the music industry, internet retail, real estate industry and the sports apparel industry.

•
Risk Oversight Experience - In addition to the director and management experiences discussed above, from 1984 to 1990, served as in-house counsel at Triad Artists, Inc., one of the then premier talent agencies in the world, and prior to that, from 1982 to 1984, he practiced law as an attorney in California.

•
Public Company Management Experience - Member of our Board of Directors since 2005. From 1992 to 2007, Mr. Perenchio was a director of Univision Communications Inc., the leading Spanish-language media company in the United States.

DAVID POWERS
Age: 50 Director Since: 2016
Chief Executive Officer and President	Other Directorships: None

Mr. Powers was appointed Chief Executive Officer of our Company in June 2016 and was also elected to serve as a member of our Board of Directors. Mr. Powers has served as President of Deckers Brands since May 2015. He joined the company in 2012 as President of Direct-to-Consumer. Prior to joining our company, Mr. Powers held several executive leadership roles at Converse Inc., The Timberland Company and Gap Inc.

Specific Qualifications, Attributes, Skills and Experience

•	Industry Experience - Extensive experience in the footwear and apparel industry through a variety of positions at three different footwear companies and a global apparel retailer.

•
Retail Experience and Distribution/Logistics Experience - At Converse Inc., was responsible for global owned and distributor Direct-to-Consumer operations as part of the Nike retail leadership team. During tenure at The Timberland Company and Gap Inc., had leadership roles with a variety of retail responsibilities from merchandising to store design.

•
Sales and Marketing Experience - Graduated cum laude from Northeastern University with a B.S. in Marketing. Throughout career has been responsible for the development of marketing strategy, with a focus on consumer engagement.

•
International Experience - While filling leadership roles at The Timberland Company, Mr. Powers led worldwide retail merchandising, marketing, visual and store design, and oversaw European Retail Operations.

•
Public Company Management Experience - Leadership roles have all been at public companies. During the last year, Mr. Powers served as the Company's President with global responsibilities and oversight.

JAMES QUINN
Age: 64 Director Since: 2011
Board Committees: Corporate Governance	Other Directorships: Other private company
Mr. Quinn retired as President of Tiffany & Co. (NYSE: TIF) effective January 31, 2012. He was named to Tiffany & Co.'s Board of Directors in 1995 and served until 2008. Mr. Quinn also currently serves as a director of Mutual of America Capital Management, Inc., a privately owned company.
Specific Qualifications, Attributes, Skills and Experience

•
Public Company Management Experience - As the former president of Tiffany & Co., oversaw retail sales in Tiffany stores in more than 50 countries, with responsibility for the company's global expansion strategy, including the significant Tiffany & Co. presence established throughout Asia. Joined Tiffany & Co. in 1986 and held a series of significant positions including Vice Chairman prior to his appointment as President in 2003.

•	Luxury/Premium Branding Experience - Tiffany & Co. is a jeweler and specialty retailer whose principal merchandise offering is fine jewelry.

•	Distribution/Logistics Experience and Retail Experience - At Tiffany & Co., involved in supply chain, retail and other distribution channels.

•	International Experience - While at Tiffany & Co., involved in a global brand with worldwide operations.

•	Risk Oversight Experience - 21 years of experience as a corporate director with risk oversight responsibilities.

LAURI M. SHANAHAN
Age: 53 Director Since: 2011
Board Committees: Compensation	Other Directorships: Cedar Fair Entertainment Company (NYSE: FUN) Other private company
Ms. Shanahan is a seasoned retail executive with over 21 years of senior level experience across global, multi-channel, multi-brand enterprises and other specialty retail and consumer service companies. Ms. Shanahan is also Chairman of the Board and Chair of the Compensation and Management Development Committee of Charlotte Russe Holdings, Inc., a specialty retailer of apparel and accessories with over 500 stores, and is on the Board of Directors and the Nominating and Governance Committee of Cedar Fair Entertainment Company (NYSE: FUN), a publicly traded partnership that owns and operates amusement parks and resorts in North America. In addition, Ms. Shanahan is a principal of Maroon Peak Advisors.
Specific Qualifications, Attributes, Skills and Experience

•
Public Company Management Experience - Joined The Gap Inc. (NYSE: GPS) in 1992 and served for 16 years in numerous leadership roles including Chief Administrative Officer, Chief Legal Officer and corporate secretary.

•	Distribution/Logistics Experience and Retail Experience - Involved in retail and other distribution channels and supply chain while at The Gap Inc. and as a consultant.

•	International Experience—Involved with global brands with worldwide operations while at The Gap Inc. and as a consultant.

•
Industry Experience and Luxury/Premium Branding Experience - Gained experience in footwear, apparel and accessories at The Gap Inc., Charlotte Russe Holdings, Inc. and through consulting business. The Gap Inc. is a leading global specialty retailer offering clothing, footwear, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Intermix, and Athleta brands.

•
Risk Oversight Experience - In addition to her other leadership roles at The Gap Inc., Ms. Shanahan served as Chief Compliance Officer and Chief Legal Officer where she oversaw the global corporate risk committee as well as the global governance and compliance organization.

BONITA C. STEWART
Age: 59 Director Since: 2014
Board Committees: Corporate Governance	Other Position Held: Vice President, Global Partnerships, Americas at Google, Inc. (NASDAQ: GOOG)
In September of 2014, Ms. Stewart became a director of our Company. Ms. Stewart is currently the Vice President, Global Partnerships, Americas at Google, Inc. (NASDAQ: GOOG) and has been with Google, Inc. since 2006. At Google, Inc. she leads strategy, business development and revenue growth plans for large partners using Google, Inc. products. From 2002 to 2006, Ms. Stewart worked for DaimlerChrysler AG where she was Director, Chrysler Group, Interactive Communications and prior to that, Director, Chrysler Brand Communications. Ms. Stewart began her career in 1979 at IBM Corporation where she served in various financial and marketing management positions. Ms. Stewart has an MBA from Harvard Business School.
Specific Qualifications, Attributes, Skills and Experience

•	Industry Experience - Over 25 years of experience in brand management, digital strategy and execution.

•	Financial Literacy and Experience - Leads strategy, business development and revenue growth plans for large partners using Google, Inc. products.

•	Entrepreneurial - Served as President, Chief Operating Officer, and Co-Founder of Nia Enterprises, a web-based company.

•	Sales and Marketing Experience - Sales, marketing, global pricing and online advertising experience.

•
International Experience - Currently the Vice President, Partner Business Solutions, Americas at Google, Inc. and has worked for Chrysler Group and IBM Corporation, which are multi-billion dollar global companies.

•	Public Company Management Experience - Strategic planning, operational large scale (multi-billion). 10-year management career at IBM Corporation.

•
Technology (Consumer, Cybersecurity, Big Data, Social) - Extensive experience in technology-based companies including sales, marketing, digital strategy and execution, online advertising and global pricing.

Summary of Qualifications of Director Nominees
The table below summarizes the specific qualifications, attributes, skills and experience of each director nominee that led our Board of Directors to conclude that the nominee is qualified to serve on our Board of Directors. While each director nominee is generally knowledgeable in each of these areas, an "X" in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the nominee brings to our Board of Directors. The lack of an "X" for a particular item does not mean that the nominee does not possess that qualification, attribute, skill or experience.

SUMMARY OF DIRECTOR SKILLS AND QUALIFICATIONS	Angel R. Martinez	John M. Gibbons	Karyn O. Barsa	Nelson C. Chan	Michael F. Devine, III	John G. Perenchio	David Powers	James Quinn	Lauri M. Shanahan	Bonita C. Stewart

Luxury/Premium Branding Experience	X	X	X		X		X	X	X
Entrepreneurial	X	X	X	X		X				X
Distribution/Logistics Experience	X		X		X		X	X	X
Retail Experience	X		X		X		X	X	X
Sales and Marketing Experience	X		X	X		X	X	X		X
High Level of Financial Literacy and Experience		X	X	X	X					X
International Experience	X			X	X		X	X	X	X
Public Company Management Experience	X	X		X	X	X	X	X	X	X
Industry Experience (Footwear, Apparel and Accessories)	X	X	X		X	X	X		X	X
Risk Oversight Experience	X	X	X	X	X	X		X	X
Technology (Consumer, Cybersecurity, Big Data, Social)				X						X
Consent to Serve
Although each of the persons named above has consented to serve as a director if elected, and our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, our Board of Directors may reduce the number of directors fixed by our Bylaws, or the proxies may be voted for the election of such other person as a director as our Board of Directors may recommend in place of the nominee.
Required Vote
Our Board of Directors has adopted a majority voting standard for uncontested director elections. Each director nominee will be elected by a majority of the votes cast at the Annual Meeting.

BOARD RECOMMENDATION OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance at Deckers
Corporate governance is managed under the direction of our Board of Directors. Our Board of Directors has a long-standing commitment to comprehensive and effective corporate governance practices. Our Board of Directors continues to evaluate our governance policies and procedures to ensure that the right mix of individuals are present in our boardroom and to best serve our stockholders by ensuring effective oversight of our strategy and management. Our Board of Directors has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to our Company. A copy of our Corporate Governance Guidelines is available on our website at www.deckers.com/investors.
Corporate Governance Highlights
Our Board of Directors is committed to maintaining the highest standards of corporate governance and has established a strong framework by which our Company is governed. Highlights include:

OUR POLICY OR PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

STOCKHOLDER RIGHTS
Annual Election of Directors	• Our directors are elected annually, reinforcing their accountability to our stockholders.
Single Class of Outstanding Voting Stock	• Our common stockholders control our Company, with equal voting rights.
Majority Voting Standard	• We have a majority voting standard for uncontested director elections.
BOARD STRUCTURE
Director Independence
• Based on the director independence requirements set forth in our Corporate Governance Guidelines, as well as in the applicable NYSE and SEC rules, our Board of Directors has determined that each of our directors, other than Mr. Martinez and Mr. Powers, is an "independent director".

Lead Independent Director	• We have appointed a Lead Independent Director to perform defined duties, such as discussing and approving Board meeting agendas and communicating with major stockholders, as needed.
Committee Governance
• Our three Board Committees: Audit, Compensation and Corporate Governance, consist exclusively of independent directors and have adopted written charters. Committee composition and charters are reviewed annually by our Board.

Board Leadership and Structure
• Our Company previously had one person serving as both our Chief Executive Officer and Chairman of our Board of Directors. The roles were recently separated when Mr. Powers was appointed Chief Executive Officer. Mr. Martinez, our former Chief Executive Officer, continues to serve as non-executive Chairman of our Board of Directors. We also have a Lead Independent Director, as discussed above. We believe this is the most appropriate structure at this time.

Annual Board Self-Evaluations
• Our Corporate Governance Committee conducts and oversees annual self-evaluations of our Board, and of each Board Committee, to ensure that they continue to serve the best interests of our stockholders.

Board Oversight of Risk
• Directors are generally responsible for risk management activities, but have delegated the oversight of risk management to our Audit Committee. Our full Board of Directors regularly engages in discussions of the most significant risks we face and how these risks are managed.

EXECUTIVE COMPENSATION
Annual Say-on-Pay Vote	• Annually, our stockholders have the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, which we sometimes refer to as our Say-on-Pay Vote.

Corporate Governance Principles
Pursuant to Delaware law and our Bylaws, our business, property and affairs are managed under the direction of our Board of Directors. Thus, our Board of Directors is the ultimate decision-making body of our Company, except with respect to those matters reserved to the stockholders.
Our Board of Directors selects the senior management team, which is charged with the day-to-day operations of our business. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer and other senior management personnel, including by attending brand sales meetings and industry events, by reviewing materials requested by them or otherwise provided to them, and by participating in periodic informal telephonic meetings, as well as formal meetings of our Board of Directors and its committees. Having selected the senior management team, our Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.
Board of Directors Meetings
For fiscal year 2016, each of the directors attended at least 75% of the meetings of our Board of Directors and the meetings of the committees of our Board on which he or she served. Time is scheduled for our independent directors to meet in an executive session at every Board meeting. Our Lead Independent Director presided at these executive sessions.
Our Corporate Governance Guidelines state that directors are expected to attend each of our annual meetings of stockholders. The majority of the members of the then Board of Directors attended the 2015 Annual Meeting of Stockholders held in September 2015.
Director Independence
Our Corporate Governance Guidelines require that our Board of Directors be comprised of a majority of directors who satisfy the criteria for independence under NYSE rules. These guidelines help ensure that the interests of our Board of Directors and management are aligned with the interests of our stockholders, and that we are in compliance with applicable securities exchange rules and regulatory requirements. An independent director is one who meets the strict independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our Company, directly or indirectly, as a partner, stockholder or officer of an entity with which our Company has a relationship.
Based on the director independence requirements set forth in our Corporate Governance Guidelines, as well as in the applicable NYSE rules, our Board of Directors has determined that each of our directors, other than Mr. Martinez and Mr. Powers, is an "independent director".

Independent Directors
John M. Gibbons
Karyn O. Barsa
Nelson C. Chan
Michael F. Devine, III
John G. Perenchio
James Quinn
Lauri M. Shanahan
Bonita C. Stewart

Board Leadership Structure and Lead Independent Director
We employed a leadership structure utilizing a combined Chairman of the Board of Directors and Chief Executive Officer, together with a strong Lead Independent Director for many years. The Board believes it is important to maintain flexibility in its Board leadership structure, depending on the Company's needs at the time, but also firmly supports having an "independent director" in a Board leadership position at all times. Recently, we separated the Chairman of the Board of Directors and Chief Executive Officer roles due to the appointment of Mr. Powers as Chief Executive Officer and the retirement of Mr. Martinez, our former Chief Executive Officer. Mr. Martinez continues to serve as non-executive Chairman of our Board of Directors. This allows our Chief Executive Officer to focus on the day-to-day operation and management of our Company, while allowing our Chairman to focus on leading the Board in overseeing the interests of the Company and its stockholders.
Our Lead Independent Director has important duties in and outside of the boardroom to ensure effective and independent oversight of Board decision making. The Lead Independent Director serves in a lead capacity to coordinate the activities of the other non-employee directors, to help facilitate communication between the board and management and to perform other duties and functions as directed by the board from time to time. Mr. Gibbons currently serves as our Lead Independent Director. Our Corporate Governance Guidelines describe these duties, which outline clear responsibilities to ensure independent oversight of our Board, as summarized below.

LEAD INDEPENDENT DIRECTOR
• Coordinates the scheduling and preparation of agendas for the executive sessions of our Board and other meetings of our Board in the absence of the Chairman of our Board.

• Chairs executive sessions of our Board and other meetings of our Board, in the absence of the Chairman of our Board.

• Approves information sent to our Board.

• Serves as a liaison between the Chairman of our Board and the other independent directors.

• Approves meeting agendas and meeting schedules of our Board to assure that there is sufficient time for discussion of all agenda items.

• If requested by major stockholders, consults and directly communicates with stockholders.

• Has the authority to call meetings of the independent directors.

• Pursuant to the direction of the Corporate Governance Committee, oversees evaluation of the Chairman of our Board.

Current Lead Independent Director: John M. Gibbons
Executive Sessions Led in Fiscal Year 2016: 6
The Lead Independent Director is selected by the independent directors to serve a two-year term.

Board Committees
Our Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each member of each of the committees is an "independent director" for purposes of the applicable NYSE and SEC rules. Each of our committees has a written charter that describes its purpose, membership, meeting structure and responsibilities. A copy of each committee's charter is available on our website at www.deckers.com/investors. These charters are reviewed annually by each committee, with any recommended changes approved by our Board. The charters were last amended in September 2014.
The primary responsibilities, membership and meeting information for the three committees of our Board are listed below:

AUDIT COMMITTEE
• Oversees management's conduct of, and the integrity of, our financial reporting to any governmental or regulatory body, stockholders, other uses of Company financial reports and the public.

• Oversees the qualifications, engagement, compensation, independence and performance of the registered public accounting firm that audits the annual financial statements of our Company and reviews the quarterly reportings and any other registered public accounting firm engaged to prepare or issue an audit report or to perform other audit, review or attest services for our Company.

• Oversees our legal and regulatory compliance.

• Oversees the performance of our internal audit function.

• Oversees the application of our related person transaction policy as established by our Board of Directors.

• Oversees our systems of internal control over financial reporting and disclosure controls and procedures.

• Oversees the application of our code of business conduct and ethics as established by our Board of Directors.

Members: Michael F. Devine, III (Chair) Karyn O. Barsa Nelson C. Chan

Meetings in Fiscal Year 2016: 8
All members of the Audit Committee meet the independence and experience standards required by the NYSE and the SEC.
Ms. Barsa, Mr. Chan and Mr. Devine have been determined by our Board to be "audit committee financial experts", per SEC regulations.

COMPENSATION COMMITTEE
• Oversees design of our executive compensation programs.

• Reviews and approves Company and individual goals and objectives relevant to compensation of our Executive Officers.

• Evaluates the performance of our Executive Officers in light of those goals and objectives.

• Determines and approves the compensation level of our Executive Officers based on this evaluation, including each element of compensation.

• Makes recommendations to our Board of Directors regarding any action that is required by law or regulation to be submitted to our stockholders for approval with respect to incentive-compensation plans and equity-based plans.

• Administers the Company's equity-based plan, and approves or delegates authority to approve individual award grants under those plans or recommends award grants to our Board for approval.

• Produces an annual report on executive compensation for inclusion in our Company's annual report or proxy statement for our annual meeting of stockholders.

Members: Lauri M. Shanahan (Chair) Karyn O. Barsa Michael F. Devine, III John G. Perenchio
Meetings in Fiscal Year 2016: 8
All members of the Compensation Committee meet the independence standards required by the NYSE and the SEC.

CORPORATE GOVERNANCE COMMITTEE
• Develops and recommends to our Board of Directors a set of Corporate Governance Guidelines applicable to our Company.

• Identifies individuals qualified to become directors, consistent with criteria specified in the Corporate Governance Guidelines.

• Recommends to our Board of Directors the qualified director nominees to be selected by our Board.

• Recommends to our Board of Directors membership of our Board committees.

• Ensures that our Certificate of Incorporation and Bylaws are structured in a manner that best serves our practices and objectives and recommends to our Board of Directors amendments for consideration by our Board and/or our stockholders, as appropriate.

• Oversees the evaluation of management, our Board and Board committees.

• Oversees and approves the management continuity planning process.

• Reviews and evaluates the development and succession plan relating to the Chief Executive Officer and our Company's other executive officers.

Members: James Quinn (Chair) John G. Perenchio Bonita C. Stewart
Meetings in Fiscal Year 2016: 4
All members of the Corporate Governance Committee meet the independence standards required by the NYSE.
Nominating Procedures and Criteria
Among its functions, the Corporate Governance Committee considers and approves nominees for election to our Board of Directors. In addition to the candidates proposed by our Board of Directors or identified by the Corporate Governance Committee, the Committee considers candidates for director proposed by our stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws and described in the question titled "How can stockholders nominate a candidate for election as a director?" above. Stockholder nominations that meet the criteria outlined below will receive the same consideration as the Corporate Governance Committee's nominees.
Essential criteria for all candidates considered by the Corporate Governance Committee are discussed in the section of this Proxy Statement titled "Qualifications for All Directors". In evaluating candidates for certain Board positions, the Committee also evaluates additional criteria, as reflected in the section of this Proxy Statement titled "Specific Qualifications, Attributes, Skills and Experience to be Represented on our Board of Directors".
In selecting nominees for our Board of Directors, the Corporate Governance Committee evaluates the general criteria set forth above, identifies the specialized criteria for which the Committee has determined there is a need, and considers the candidate's ability to contribute to the success of our Company. In evaluating an existing director for re-election, the Corporate Governance Committee considers a variety of factors, including attendance at Board of Directors and committee meetings, previous performance, length of service on our Board of Directors, experience, skills and contributions brought to our Board of Directors, and independence.
The Board of Directors' nominees for the Annual Meeting have been recommended by the Corporate Governance Committee, as well as our full Board of Directors.
As of the date of this Proxy Statement, our stockholders had not proposed any candidates for election at the Annual Meeting.

Management Succession
Our Corporate Governance Committee, pursuant to its charter, is responsible for overseeing the management continuity planning process. As part of that responsibility, the Committee reviews and evaluates the development and succession plan relating to the Chief Executive Officer and our Company's other executive officers.
Pursuant to our Corporate Governance Guidelines, the Corporate Governance Committee provides an annual report to our Board of Directors on emergency and expected Chief Executive Officer succession planning. Through this process, our Board of Directors works with the Committee to nominate and evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer provides the Corporate Governance Committee with recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
The Corporate Governance Committee regularly considers the competencies necessary for our Chief Executive Officer to support our strategies for long-term success. In light of our required Chief Executive Officer competencies and the particular skills possessed by Mr. Powers as evaluated by the Committee, the Committee recommended to the Board of Directors that Mr. Powers be elevated to the role of Chief Executive Officer following the retirement of Mr. Martinez.
Board Role in Risk Oversight
While risk management is primarily the responsibility of our management, our Board of Directors is responsible for the overall supervision of our business, an important element of which is supervision of our risk management activities. Our Board of Directors delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for:

•
reviewing and discussing with management, the highest ranking manager of internal audit and the independent registered public accounting firm our financial risk exposures and assessing the policies and processes management has implemented to monitor and control such exposure;

•
assisting our Board in fulfilling its oversight responsibilities regarding our policies and processes with respect to risk assessment and risk management, including any significant non-financial risk exposures;

•	reviewing our annual disclosures concerning the role of our Board in the risk oversight of our Company, such as how our Board administers its oversight function; and

•	overseeing our internal audit function.
In addition to the Audit Committee's work in overseeing risk management, our full Board of Directors regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and our Board receives reports on risk management from the Chairman of our Audit Committee.
Our legal and internal audit executives report directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions with the internal audit executive and with representatives of our independent registered public accounting firm. The Chairman of our Audit Committee reports to the full Board of Directors regarding material risks as deemed appropriate. Every Board meeting agenda provides for a discussion of risk management. In addition to the responsibilities undertaken by the Audit Committee, the other Board committees have oversight of specific risk areas, consistent with the committees' charters and responsibilities. For example, the Compensation Committee oversees the design of our executive compensation program so as to mitigate compensation-related risk and our Corporate Governance Committee develops our Corporate Governance Guidelines to establish appropriate governance practices.
Compensation Committee Interlocks and Insider Participation
As of the date of this Proxy Statement, no member of the Compensation Committee is serving, and during the past year no member of the Compensation Committee has served, as an officer or employee of our Company or any of its subsidiaries. None of these members had any relationship with our Company during 2016 requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of our Board of Directors, or compensation committee (or other committee serving a similar purpose) of any entity that has an executive officer serving on our Board of Directors or Compensation Committee. We have entered into an indemnification agreement with each of our directors, including each member of the Compensation Committee.
Communications with Directors
Stockholders and other interested parties may communicate with the Chairman of our Board, the Chairman of any Board Committee, or with our independent directors as a group, by writing to any such person or group. Communications should be sent to the following address:
Deckers Outdoor Corporation
Attn: Corporate Secretary
250 Coromar Drive
Goleta, California 93117

Communications are distributed to our Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board of Directors should be excluded, including the following: junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, except that any communication that is not distributed will be made available to any director upon request.
Code of Ethics and Accounting and Finance Code of Ethics
We have adopted a Code of Ethics to assist our officers, directors and other employees in complying with the law and maintaining the highest standards of ethical conduct. All of our officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Ethics and with applicable laws and regulations. The Code of Ethics complies with the requirements set forth in applicable NYSE rules.
Our Board has also adopted an Accounting and Finance Code of Ethics which focuses on the financial reporting process and applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller (and other officers serving similar functions) and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.
To the extent required by law, any amendments to or waivers from, any provision of the Code of Ethics or the Accounting and Finance Code of Ethics will be promptly disclosed publicly on our corporate website.
Our Code of Ethics and our Accounting and Finance Code of Ethics are available on our website at www.deckers.com/investors.

STOCKHOLDER ENGAGEMENT

Our Company is committed to open and interactive dialogue with our stockholders. We believe that stockholders have important views and insights into Company operations, and we actively ensure stockholders' views are heard and considered by our Board of Directors.
While our Board of Directors has a fiduciary responsibility to our stockholders and represents their interests, our management team is primarily responsible for investor relations. During fiscal year 2016, management, including when appropriate the Board of Directors, met and engaged with many of our larger investors. The topics discussed with investors included our Company strategy and performance, capital allocation, corporate governance, executive compensation, stockholder performance, and social and environmental issues. Our management team provides regular updates to our Board of Directors regarding stockholder feedback on these topics.

EXECUTIVE OFFICERS

EXECUTIVE OFFICER	AGE	POSITION

David Powers	50	Chief Executive Officer and President
Thomas A. George	60	Chief Financial Officer
David E. Lafitte	52	Chief Operating Officer
Stefano Caroti	53	President of Omni-Channel
Andrea O'Donnell	47	President of Fashion Lifestyle
Each of our executive officers serves at the discretion of our Board of Directors. Biographical information for our executive officers as of the date of this Proxy Statement is set forth below. There are no family relationships between any executive officer and any other executive officer, director or director nominee. None of our executive officers were selected pursuant to any arrangement or understanding, other than with the executive officers of our Company acting within their capacities as such. There are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Items 103 and 401(f) of Regulation S-K.
DAVID POWERS
Mr. Powers was appointed Chief Executive Officer in June 2016. He has served as President of Deckers Brands since May 2015. He joined our Company in 2012 as President of Direct-to-Consumer. Mr. Powers has over 20 years of experience in merchandising, product and marketing development, and leading global Direct-to-Consumer operations and wholesale businesses. Prior to joining the Company, Mr. Powers served 4 years as Vice President of Global Direct-to-Consumer at Converse Inc. where he oversaw owned and distributor Direct-to-Consumer as part of the Nike retail leadership team. Mr. Powers also held several executive leadership roles at The Timberland Company, including Worldwide General Merchandising Manager and Senior Director European Retail, where he led worldwide retail merchandising, marketing, visual and store design, and oversaw European Retail Operations. Prior to this, Mr. Powers spent 10 years at Gap Inc. where he held multiple senior management titles, including Global Divisional Merchandise Manager for the boy's division. Mr. Powers graduated cum laude from Northeastern University with a B.S. in Marketing.
THOMAS A. GEORGE
Mr. George has been our Chief Financial Officer since September 2009. He has over 32 years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. From February 2005 to September 2009, Mr. George was Chief Financial Officer of Ophthonix, Inc., a private technology company. Prior to Ophthonix, Inc., from October 1997 to February 2005, Mr. George was the Chief Financial Officer of Oakley, Inc., now a division of Luxottica Group S.p.A., a publicly held global consumer products brand with wholesale and retail distribution of multiple product categories including sunglasses and prescription eyewear, apparel, footwear, watches and electronics. Prior to Oakley, Inc., from December 1987 to October 1997, Mr. George was the Senior Vice President and Chief Financial Officer of REMEC, Inc., a public technology company. Mr. George has also served as Corporate Controller and Manager of Financial Planning for other public technology firms. He began his career at Coopers & Lybrand, where he became a Certified Public Accountant. He received a B.S. in Business Administration from the University of Southern California.
DAVID E. LAFITTE
Mr. Lafitte was appointed Chief Operating Officer in February 2015. From 2012 to January 2015, he was outside General Counsel for our Company. Prior to joining our Company, Mr. Lafitte was a shareholder with the law firm Stradling Yocca Carlson & Rauth, P.C. where he was a member of the firm's board of directors and executive committee, and had been advising our Company since 2006. He received, a J.D. from Tulane University and a B.A. from the University of Colorado.
STEFANO CAROTI
Mr. Caroti joined us in November 2015 as President of Omni-Channel. He has over 20 years of industry experience in sales, account management, product marketing, business strategy and brand management. Prior to joining our Company, Mr. Caroti was the Chief Commercial Officer at PUMA, from August 2008 to December 2014, where he was responsible for PUMA's wholesale and retail functions. He held a number of senior executive positions at Nike in sales, product, marketing and general management and during his term as Vice President of EMEA Commerce, he was responsible for the entire wholesale and retail business in the EMEA region.

ANDREA O'DONNELL
Ms. O'Donnell was appointed President of Fashion Lifestyle in April 2015. Ms. O'Donnell is an accomplished leader with over 20 years in the retail industry and well versed at operating in complex international markets. She has a background in strategic planning, merchandising, marketing, experience in emerging markets and customer relationship management. Over the course of her career, she has held leadership positions with prominent international retailers. Ms. O'Donnell was with DFS Group Limited prior to joining our Company, where she served as President of Global Merchandising. From 2012 to 2014 she was with Lane Crawford, where she was responsible for Merchandising, Marketing, CRM and store planning across the Asia Pacific Region. She was the Commercial Director at John Lewis from April 2004 to August 2012, responsible for online sales and strategy for Omni-Channel. She was the Merchandising Planning Director at Hacket London from September 2002 to April 2004 and prior to that was Head of Merchandising Planning at Jaeger and Debenhams. She holds an Executive MBA from the London School of Business.

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation programs applicable to our principal executive officer, principal financial officer, and our three other most highly compensated executive officers, which we refer to as our Named Executive Officers, for fiscal year 2016. The Compensation Committee, which we refer to as the Committee for purposes of this Compensation Discussion and Analysis, is responsible for the compensation of our Named Executive Officers. This section is divided into the following five parts:

EXECUTIVE SUMMARY
COMPENSATION PHILOSOPHY AND OBJECTIVES
COMPENSATION CONSULTANT AND PEER GROUP
ELEMENTS OF FISCAL YEAR 2016 EXECUTIVE COMPENSATION PROGRAM
OTHER COMPENSATION CONSIDERATIONS

NAMED EXECUTIVE OFFICERS

Angel R. Martinez	Current Role: Non-Executive Chairman of our Board of Directors Role During Fiscal Year 2016: Chairman of our Board of Directors and Chief Executive Officer
Mr. Martinez was appointed Chief Executive Officer in 2005 and retired from that position in May 2016. Beginning in 2008, Mr. Martinez served as Chairman of our Board of Directors and continues to serve as non-executive Chair.

David Powers	Current Role: Chief Executive Officer and President Role During Fiscal Year 2016: President
Mr. Powers assumed the role of Chief Executive Officer in June 2016, in addition to his role as our President. In March 2015 he was appointed President. Mr. Powers joined us as President of Direct-to-Consumer in August 2012.

Thomas A. George	Chief Financial Officer	Mr. George joined our Company in September 2009 and continues to serve as Chief Financial Officer.

David E. Lafitte	Chief Operating Officer	Mr. Lafitte was appointed Chief Operating Officer in February 2015, after serving as our outside General Counsel since September 2011.

Stefano Caroti	President of Omni-Channel	Mr. Caroti joined us in November 2015 as President of Omni-Channel.

EXECUTIVE SUMMARY

The 2016 Fiscal Year in Review
Our results for fiscal year 2016 were challenged by record warm weather across the globe and store traffic declines across retail. While these issues have created lingering headwinds for the industry, our Company has responded by making several changes to drive long term value and improve our competitiveness. This included adding new leadership within our brands and to our Omni-Channel division, streamlining and restructuring our brands to create operating efficiencies and synergies, improving our retail store footprint, and aligning our Company to improve the consumer experience. Our aggressive response resulted in restructuring charges of $24.7 million and other charges of $8.9 million. In light of our fiscal year 2016 results and our strong pay-for-performance compensation program:

•	No amounts were earned by our Named Executive Officers under our Cash Incentive Award in fiscal year 2016;

•	2016 NSU Equity Incentive Plan Awards were not earned; and

•	2016 LTIP Equity Incentive Awards are not expected to be earned as of March 31, 2016.

FISCAL YEAR 2016 REVIEW

• Our net sales increased 3.2% to a record $1.8752 billion. Domestic net sales increased 4.7% to $1.2197 billion. International net sales increased 0.6% to $655.5 million.	• Our diluted EPS was $3.70 compared to $4.66 last year. Excluding restructuring and other charges incurred during the year, our non-GAAP EPS was $4.50.
• Our gross margin was 45.2% compared to 48.3% last year.	• Our Direct-to-Consumer sales increased 4.4% to $644.3 compared to $617.4 million last year.
• Our 5-year total shareholder return, or TSR, from December 31, 2010 to March 31, 2016 was negative 25%.	• Wholesale and distributor net sales increased 2.6% to $1.2309 billion compared to $1.1997 billion last year.
• To position our Company for the future, we streamlined and restructured our brands, brought in new brand and Omni-Channel leadership, and established new infrastructure.
• We incurred restructuring charges of $24.7 million related to retail store closures, office consolidations and software impairments, and other charges of $8.9 million from inventory write-downs, asset impairment charges and compensation related expenses.

Our performance over the past three fiscal years is illustrated by the financial metrics in the graphs below. For fiscal year 2013, this information is for the 12-month period ending December 31. For fiscal year 2015 and fiscal year 2016, this information is for the 12-month period ending March 31, reflecting the change in our fiscal year effected in 2014. The financial metrics below are used as the performance metrics for our annual Cash Incentive Plan and our NSU and LTIP Equity Incentive Awards.

___________
* Annual Diluted Earnings Per Share, Non-GAAP - $4.50

We Pay for Performance
Our executive compensation program is designed to pay for performance and directly align our leadership team with the best interests of our stockholders. For fiscal year 2016, we did not achieve our performance goals as established by the Compensation Committee and therefore, the compensation paid to our NEOs reflects this, including as follows:

PROGRAM ELEMENT	PERFORMANCE CRITERIA	2016 PAY FOR PERFORMANCE RESULTS

Base Salary	• Set annually based on past performance, competitive pay data, and scope of responsibilities.	• Mr. Powers received a base salary increase in connection with his promotion to President. • Mr. George received a base salary increase to align with peers and market.

Annual Cash Incentive	• Combination of fiscal year 2016 EBITDA and Revenue targets and other business unit financial performance goals.	• EBITDA gate was not achieved and therefore no cash incentive payments made.

NSU Equity Incentive	• Diluted EPS performance measured for fiscal year 2016, followed by time-based vesting over three additional years.	• Performance target was not met, therefore NSUs were not earned.

LTIP Equity Incentive	• Revenue and EBITDA targets based on a three-year long-range plan.
• These long-term awards may be earned based on fiscal year 2018 performance.

• The grant date fair value of the 2016 LTIP Awards shown in the Summary Compensation Table reflects payout at the target 100% level based on the achievement probability determined at grant date.

• However, as of March 31, 2016 the performance conditions related to the 2016 LTIP Awards are not probable of being achieved and therefore the awards are not expected to be earned.

Time-Based RSUs	• Awards granted generally for select new hires and promotions as deemed necessary and appropriate.	• Only Mr. Caroti received a one time new hire award. No additional awards were granted.
Chief Executive Officer Realized Pay
Due to the strong pay-for-performance philosophy of our compensation program, the amount of pay realized by our Chief Executive Officer at payout is not necessarily equal to, and may be significantly less than, his targeted compensation. This is due to the large portion of his compensation that is "at-risk" and in particular due to the use of our Annual Cash Incentive, NSU Equity Incentives and LTIP Equity Incentives which only result in value to him if pre-established financial and operating performance goals are achieved.
The following graph illustrates the strong alignment between our Chief Executive Officer's realized pay and the Company's stock price during the last three fiscal years. For example, in fiscal year 2016 the one-year decrease in stock price from March 31, 2015 to March 31, 2016 was 17.8%. For the same period, the Chief Executive Officer's realized pay was 83.2% less than his targeted pay.
Furthermore, our compensation structure is intentionally designed so that a large portion of our Chief Executive Officer's realized pay will be determined by our future long-term performance. Accordingly in the table below, a large portion of his realized pay is valued taking into account the probability of achieving the relevant performance targets as of March 31, 2016; but this is only a starting point and is not necessarily indicative of the pay that he will actually realize. All of his equity-based compensation vests, if at all, over long periods, precluding its immediate realization at the grant date and correlating its realizable value to future stock performance.

____________

(1)
For each year, Realized Pay includes the following: Base Salary actually paid, Annual Cash Incentive Award actually paid, All Other Compensation actually paid, and for the Equity Incentive Awards as follows:

•	2013 Equity Value:

•
2013 NSUs: (i) 9,333 shares vested on December 15, 2014 at a price of $95.49, (ii) 9,334 shares vested on December 15, 2015 at a price of $49.74, plus (iii) 9,333 earned but unvested shares at a price of $59.91.

•	2013 LTIP: As of March 31, 2016 the 2013 LTIP was not earned and therefore is not included above.

•	2015 Equity Value:

•
2015 NSUs, which were earned at 88.9% of target, are included above as follows: (i) 5,511 shares vested on March 31, 2016 at a price of $59.91, and (ii) 11,021 earned but unvested shares at a price of $59.91.

•	2015 LTIP, is not deemed probable to vest as of March 31, 2016 and therefore is not included above.

•	2016 Equity Value:

•	2016 NSUs, were not earned and therefore are not included above.

•	2016 LTIP, is not deemed probable to vest as of March 31, 2016 and therefore is not included above.
The graph excludes Target Pay and Realized Pay in the amount of $302,333, for the 2014 Transition Period.

(2)	Stock Price at fiscal year end is determined as of the last day of the fiscal year end for each year which was December 31, 2013, March 31, 2015 and March 31, 2016.
Specific examples over the last three fiscal years of how our pay-for-performance relationship resulted in less than target payouts for our Chief Executive Officer include:

FISCAL YEAR 2016	FISCAL YEAR 2015	FISCAL YEAR 2013

• 2016 Annual Cash Incentive Plan did not payout any amounts.	• 2015 Annual Cash Incentive Plan earned at only 78.2% of target.	• 2013 LTIP Equity Incentive Awards are not expected to be earned.
• 2016 NSU Equity Incentive Awards were not earned.	• 2015 NSU Equity Incentive Awards earned at only 88.9% of target.
• 2016 LTIP Equity Incentive Awards are not expected to be earned.

We Have Adopted Other Compensation Practices that Benefit our Stockholders
Our executive compensation programs have strong governance components that further strengthen our executive compensation philosophy, including the following:

WHAT WE DO

Independent Compensation Committee	• Our Compensation Committee consists entirely of independent directors who select and utilize an independent outside compensation consultant

Risk Assessment	• Our Compensation Committee performs an annual review of its charter and the risks related to our compensation practices

Annual Cash Incentive	• Payment is calculated based on Company achievement against pre-established financial and operating measures

Annual Long-Term Equity Incentive
• 40% of annual target award is provided as NSUs with one-year performance goal which, if earned, vests over three years; earn-out is capped at target value

• 60% of annual target award is provided as LTIP with three-year performance goals

TSR Modifier on 2016 LTIP	• The vesting of each 2016 LTIP award will be subject to adjustment based upon the application of a TSR modifier.

Stock Ownership Guidelines	• We have formal stock ownership guidelines for our executive officers and directors

Clawback Policy	• We have adopted a Clawback Policy related to our cash and equity incentive awards granted after 2011

Equity Award Vesting Provisions	• Our equity awards are subject to "double-trigger" vesting upon a change-in-control

No Repricing	• Our 2015 Stock Incentive Plan, or 2015 Plan, explicitly prohibits repricing equity awards

No Gross Ups	• Our Change of Control and Severance Agreements do not contain excise tax gross up provisions

No Hedging and Pledging	• Our Insider Trading Policy specifically prohibits hedging and pledging of our shares

No Dividends on Unvested Equity Awards	• Our Equity Incentive Award agreements do not provide for payment of dividends on unvested awards

COMPENSATION PHILOSOPHY AND OBJECTIVES

At the direction of our Board of Directors, the Committee endeavors to ensure that the compensation programs for our executive officers are competitive and consistent with market conditions in order to attract and retain key executives critical to our long-term success.
The Committee also reviews the results of our Say on Pay Vote. The results of our Say on Pay Vote at our 2015 Annual Stockholder Meeting reflected that 95% of the votes cast on the proposed were voted "FOR" our executive compensation programs. The Committee believes that this strong stockholder support confirms the appropriateness of our executive compensation philosophy, and of the resulting executive compensation programs . The Committee considered these results as they continue to evolve our fiscal year 2016 compensation practices.
When reviewing and approving our executive compensation programs, the Committee is guided by the following four principles:

Attract and Retain	Motivate Performance
• Attract key executives with the proper background and experience required for our future growth and profitability.

• Retain our top-caliber, knowledgeable and experienced executives by rewarding performance.

• Provide a significant portion of target compensation through variable, performance-based components that are at-risk, which can increase or decrease to reflect achievement of pre-established Company goals that the Committee believes are important to our long-term success.

Reward Achievement	Align Interests
• Provide incentives for achieving both short-term and long-term Company financial and operating goals.
• Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value.

Guaranteed Pay and At-Risk Pay
Our executive compensation mix is heavily weighted toward performance-based compensation, and limits guaranteed annual pay. We review annually the mix between guaranteed pay and at-risk pay and establish appropriate performance targets so as to mitigate our compensation-related risk.
For example, as illustrated in the chart below, the base salary for our Chief Executive Officer was approximately 27% of his potential fiscal year 2016 compensation and approximately 73% was provided through variable pay elements that were dependent on Company performance.

COMPENSATION CONSULTANT AND PEER GROUP

Compensation Consultant
The Committee receives assessments and advice regarding our compensation practices and philosophy from its independent compensation consultant, Frederic W. Cook & Co., Inc., or FWC. FWC provides information on competitive pay practices and trends in our industry and makes recommendations regarding the design of our compensation program. While our Company is not obligated to retain an independent compensation consultant, the Committee believes that the use of an independent consultant provides additional assurance that our executive compensation programs are competitive and consistent with market conditions, as well as consistent with our objectives.
In accordance with applicable SEC rules, the Committee took certain factors, which it believes may affect the independence of a compensation consultant, into consideration when selecting FWC. In particular, at a meeting of the Committee, the Committee discussed: (i) whether any other services had been or were being provided by FWC to the Company, (ii) the amount of fees paid by our Company to FWC as a percent of FWC's total revenues, (iii) FWC's policies and procedures designed to prevent conflicts, a copy of which was provided to the Committee prior to the meeting, (iv) FWC's ownership of Company stock, and (v) any business or personal relationships between FWC and any Committee members or any of our executive officers. Following the consideration of these factors, and such additional factors as the Committee deemed appropriate under the circumstances, the Committee made an affirmative determination that FWC is independent and unanimously approved the engagement of FWC.
The decision to engage FWC was made by the Committee, and FWC reports directly to the Committee. Our management did not recommend the engagement of FWC in any capacity for fiscal year 2016 and does not direct or oversee the retention or activities of FWC with respect to our executive compensation program.
Peer Group
In making compensation decisions, the Committee compares each element of total compensation, as well as total direct compensation, against a peer group of publicly traded footwear and apparel companies that was recommended by FWC and approved by the Committee, which we collectively refer to as the Peer Group. The Peer Group is comprised of companies against which the Committee believes our Company competes for executive talent and stockholder investment, that are in related businesses, and are of similar size and market value. The Peer Group is reviewed and updated at least annually by the Committee. During fiscal year 2015, our Board completely re-evaluated the Peer Group and approved an increase to the size of our Peer Group by adding an additional nine companies that have similar business characteristics to those of our Company. The Peer Group used for fiscal year 2016 was unchanged from fiscal year 2015 and consisted of the following 20 companies:

DECKERS PEER GROUP FOR FISCAL YEAR 2016

• Kate Spade & Company	• Carters, Inc.	• DSW, Inc.
• Crocs, Inc.	• Fossil Group, Inc.	• Express, Inc.
• Skechers U.S.A., Inc.	• Lululemon Athletica, Inc.	• Finish Line, Inc.
• Steven Madden, Ltd.	• Guess, Inc.	• G-III Apparel Group, Ltd.
• Oxford Industries, Inc.	• Quiksilver, Inc.	• Columbia Sportswear Company
• Under Armour, Inc.	• Buckle, Inc.	• Restoration Hardware Holdings, Inc.
• Wolverine World Wide, Inc.	• Chico's FAS, Inc.
____________
The Peer Group used to make fiscal year 2017 compensation decisions did not include Quicksilver, Inc., but otherwise remained unchanged.
Peer Group Characteristics
The Committee considers a variety of characteristics when it selects the Peer Group companies, including the characteristics set forth in the table below. The Committee places additional emphasis on those companies that it believes provide the most reliable competitive comparisons.

Performance vs. Peer Group Companies
Our compensation for fiscal year 2016 appropriately reflected our performance as compared to the Peer Group due to our strong pay-for-performance philosophy. The table below shows where we ranked among our 20 peers as of March 31, 2016. The rankings were calculated based on data pulled from FactSet and compares our 20 peers' most recent full fiscal year performance.

2016 Ranking (out of 20)	1-Year Performance Growth	3-Year Performance Growth (CAGR)

Revenue	13th	7th
EBITDA	16th	13th
EPS (diluted)	15th	13th
For comparison purposes, at the time fiscal year 2016 target total direct compensation was established, our Revenue was above the median of the Peer Group, our EBITDA was above the median of the Peer Group, and our EPS was above the median of the Peer Group.
Use of Peer Group in Setting Compensation
The Committee utilizes compensation data gathered from the Peer Group as an initial starting point in making compensation decisions for our Named Executive Officers. The Committee targets total direct compensation, consisting of Base Salary, Annual Cash Incentive, NSU Equity Incentive Awards and LTIP Equity Incentive Awards in the 60th to 75th percentile range. The compensation amount for a Named Executive Officer may be above or below this range, based on a variety of factors including tenure, experience, performance and responsibilities.
The Committee determined that the positioning of target total direct compensation above the median was justified by the fact that all Annual Cash Incentive compensation and Equity Incentive Awards, which comprise a majority of the target total direct compensation, are "performance-based" and subject to a higher risk of forfeiture than similar programs adopted by the Peer Group.
While the Committee fully evaluates compensation data from the Peer Group as a starting point in its executive compensation decision-making process, the Committee also continues to exercise its judgment and retains considerable discretion. In particular, the Committee considers a variety of additional factors when setting compensation levels, including recent and projected Company performance, recent individual performance, individual performance expectations, general industry practices and general economic conditions, tenure, experience and responsibilities.

Actual Compensation vs. Benchmark Targets
The Committee reviews where actual compensation falls relative to targeted benchmark levels to ensure alignment with our Peer Group targets as well as our compensation philosophy and objectives, as set forth in the table below. For purposes of this table, we have excluded the 2016 NSUs which were not earned as of March 31, 2016 and the 2016 LTIP RSUs which were not deemed probable of being achieved as of March 31, 2016.

Comparison of Actual Compensation to Benchmark Targets
Total Cash Compensation Actuals (Salary, Annual Cash Incentive Plan)

Chief Executive Officer	• 48% less than the 60th percentile
Other NEOs	• Between 41 and 52% less than the 60th percentile

ELEMENTS OF FISCAL YEAR 2016 EXECUTIVE COMPENSATION PROGRAM

The table below outlines information regarding the key elements of our fiscal year 2016 executive compensation program:

COMPENSATION ELEMENT	TYPE	PURPOSE

Base Salary	Cash	• Attract and retain key executives • Pay competitively based on position, experience, scope of responsibility and performance

Annual Cash Incentive	Cash
• Align the interests of our executives with Company and business unit performance

• Target bonus set as percentage of base salary

• Actual bonus payout is entirely based on achievement of pre-established Company and business unit financial and operating performance

• Achievement below threshold levels results in no payout

Equity Incentive Awards	Performance-Based RSUs (NSU and LTIP)
• Drive Company financial and operational goals and align executive interests with those of stockholders; vesting based on achievement of pre-established Company and business unit financial and operating performance

• For NSUs, once performance target met, awards vest over time to encourage retention of key executives

• For LTIP RSUs, once three-year performance conditions met, award subject to adjustment based upon the application of a TSR modifier

	Time-Based RSUs	• Attract and retain key executives; used for new hires and promotions into executive level positions

ELEMENT

COMPENSATION ELEMENT	PURPOSE	CONSIDERATIONS

Base Salary
• To attract and retain key executives with proper background and necessary experience required for our future growth and profitability.

• To provide an appropriate base level of compensation.

• To balance the levels of guaranteed pay with at-risk pay to properly manage our compensation-related risk.

• Individual performance, experience and responsibility level.

• Peer Group compensation data; Committee annually reviews and adjusts generally at its June meeting.

• Targeted between the 60th and 75th percentile of our Peer Group.

The table below summarizes adjustments made to the base salaries paid to our NEOs during fiscal year 2016 compared to fiscal year 2015.

Base Salary Changes for Fiscal Year 2016

NAME	BASE SALARY	BASE SALARY CHANGE

Angel R. Martinez	$1,200,000	No Change
David Powers	$700,000	Increased by 16.7%
Thomas A. George	$550,000	Increased by 7.8%
David E. Lafitte	$600,000	No Change
Stefano Caroti	$500,000	New Hire
Only two of our Named Executive Officers received a salary increase in fiscal year 2016. Mr. Power's salary increase was due to his promotion from President of Omni-Channel to President. Both salary adjustments were approved by the Committee in order to better align this compensation element with market comparables.

ELEMENT

COMPENSATION ELEMENT	PURPOSE	CONSIDERATIONS

Annual Cash Incentive
• To reward achievement of our financial and operational goals.

• To align our executives' interests with those of our stockholders.

• To establish appropriate Company performance expectations that will drive our future growth and profitability.

• To ensure that our executives are accountable for our continued growth and profitability.

• Committee reviews our annual operational, financial and strategic goals at the beginning of the fiscal year.

• Financial and operational performance goals based on Board approved targets derived from our long-term strategic plan.

• NEOs only receive payment with respect to achievement of Company performance goals if our Company performs well for our stockholders.

• Use threshold, target and maximum award levels to strike appropriate balance between compensation incentives and risks.

• Committee may exercise negative discretion and reduce award payments under the Plan.

The Committee initially establishes a target amount of Annual Cash Incentive compensation for each named executive officer, which is expressed as a percentage of base salary. The percentage is determined by the Committee by reference to a number of factors, including the executive's title and responsibility, a review of Peer Group data, our recent and projected financial performance, as well as the other factors discussed above.
Cash incentive compensation may be earned under the Annual Cash Incentive Plan upon a determination that the Company has achieved pre-established performance goals. Consistent with our historical practice, the components of the 2016 Annual Cash Incentive Plan were established by the Committee at the beginning of the fiscal year based on a review of our annual financial, operational and strategic goals. For fiscal year 2016, the Committee established two components for the 2016 Annual Cash Incentive Plan: a "Company Profit Portion", which related to an Annual EBITDA target, and a "Financial-

Performance Portion", which related to an annual consolidated Revenue target (except for Mr. Caroti, whose Financial-Performance Portion related to annual Omni-Channel Global Revenue and Omni-Channel Global Operating Income). The Committee then assigned relative weighting to each component, which is expressed as a percentage of the targeted cash incentive amount. For threshold performance with respect to a component, 50% of the cash incentive relevant to that component would be earned. For target performance, 100% of the cash incentive relevant to that component would be earned. For maximum performance, 200% of the cash incentive relevant to that component would be earned. For performance at a level that is between the threshold and target amounts, or between the target and maximum amounts, the payout for that portion is determined by linear interpolation. When determining Company achievement relative to the performance targets, the Committee relies upon our fiscal year 2016 audited financial statements, as may be adjusted for certain non-recurring items identified by the Committee at the beginning of the performance period.

Performance Targets under the 2016 Annual Cash Incentive Plan
The performance targets under the 2016 Annual Cash Incentive Plan, the Company's performance in light of the targets and the resulting payout for each component, are summarized below.

Executive Officer	Component	Threshold Performance (1)	Target Performance	Maximum Performance	Actual Performance and Payout

All NEOs	Company Profit Portion • (50% for Messrs. Martinez, Powers, George and Lafitte. 25% for Mr. Caroti.)	• Annual EBITDA of $276 million	• Annual EBITDA of $298 million	• Annual EBITDA of $342 million	Annual EBITDA of $221.4 million, resulting in 0.0% payout.
Angel R. Martinez David Powers Thomas A. George David Lafitte	Financial-Performance Portion • (50% for Messrs. Martinez, Powers, George and Lafitte.)	• Annual consolidated Revenue of $1,927 million	• Annual consolidated Revenue of $1,980 million	• Annual consolidated Revenue of $2,102 million	Annual consolidated Revenue of $1,875.2 million, resulting in 0.0% payout
Stefano Caroti	• Omni Global Revenue (35% for Mr. Caroti.) • Omni Global Operating Income (40% for Mr. Caroti)	• Omni Global Revenue of $1,029.2 million • Omni Global Operating Income of $179.1 million	• Omni Global Revenue of $1,056.7 million • Omni Global Operating Income of $193.7 million	• Omni Global Revenue of $1,132.7 million • Omni Global Operating Income of $230.1 million	Annual Omni Global Revenue of $997.5 million, resulting in 0.0% payout Annual Omni Global Operating Income of $162.1 million, resulting in 0.0% payout.
____________

(1)
In order to receive any payments under the Annual Cash Incentive Plan, an EBITDA gate of at least $276 million was required to be achieved. In addition, in order to receive the Company Profit Portion of the award, a Revenue gate of at least $1,927 billion was required to be achieved. These gates were selected by the Committee based on a number of factors, including our long term strategic plan and our financial performance during the previous fiscal year.

The amount of cash incentive compensation actually earned under the 2016 Annual Cash Incentive Plan by each Named Executive Officer is then calculated by multiplying the target cash incentive amount by the percentage of target earned for each component, and then multiplying this amount by the relative weighting of each component in accordance with the terms of the Cash Incentive Plan.

The target bonus, the relative weightings assigned to each component, and the calculation of the amounts earned under the 2016 Annual Cash Incentive Plan by each Named Executive Officer, is set forth in the table below:

					EARNED ($)
Name	Target Percentage of Salary	Company Profit Portion	Financial-Performance Portion	Total Earned (%)	Company Profit Portion	Financial-Performance Portion	Total

Angel R. Martinez	125%	50%	50%	—%	$—	$—	$—
David Powers	85%	50%	50%	—%	$—	$—	$—
Thomas A. George	75%	50%	50%	—%	$—	$—	$—
David Lafitte	75%	50%	50%	—%	$—	$—	$—
Name	Target Percentage of Salary	Company Profit Portion	Financial Performance Portion	Total Earned (%)	Omni Global Revenue	Omni Global Operating Income	Total

Stefano Caroti	75%	25%	35% Omni Global Revenue — 40% Omni Operating Income	—%	$—	$—	$—

ELEMENT

COMPENSATION ELEMENT	PURPOSE	CONSIDERATIONS

Equity Incentive Plan Compensation
Overall Equity Plan
• To align NEO's interests with long-term stockholder interests by linking a significant part of each NEO's compensation to Company performance.

• To retain key executives by utilizing long-term vesting provisions.

• To incentivize achievement of Company financial and operational goals.

• To reflect our pay-for-performance philosophy.

• In order to compare the annual cost of our equity program versus our Peer Group, the Committee evaluates aggregate equity awards based on an annual Stockholder Value Transfer, or SVT, rate guideline.

• The SVT rate guideline is between the median and 75th percentile of the Peer Group, which was approximately 1% for fiscal year 2016.

• Other factors considered were the fair value of awards granted to each executive, total outstanding equity awards for each executive, Company-wide annual equity grant usage, and total potential dilution under all employee stock plans.

Performance-Based NSUs • Designed to reward achievement of performance goals, followed by time-based vesting over time once performance goals are achieved.
• 40% of NEOs annual equity award is granted as NSUs.

• Performance metric was diluted EPS for fiscal year 2016; once performance condition met, time-based vesting over three additional years.

• Diluted EPS is an important indicator of profitability that aligns the interests of executive officers with those of stockholders.

• Shares capped at 100% of the target amount.

• Excludes the impact of share repurchases for purposes of determining achievement of EPS goals in order to reward actual business growth.

Performance-Based LTIP RSUs • Designed to reward achievement of performance goals based on a three-year long range plan.
• 60% of NEOs annual equity award is granted as LTIP RSUs.

• Performance metrics for 2016 LTIP RSUs are consolidated EBITDA and Revenue measured for fiscal year 2018, based upon targets set forth in a three-year long range plan.

• EBITDA and Revenue are important indicators of long-term growth and profitability that align the interests of executive officers with the execution of our long-term strategic plan.

• Following a determination that the performance metrics have been achieved, the vesting of the 2016 LTIP RSUs will be subject to adjustment based upon the application of a TSR modifier.

Time-Based RSUs
• Not a standard part of our annual equity award program.

• Designed to provide special equity awards on an as-needed basis.

• Primarily used for hiring and promotional needs and retention purposes.
• Only Mr. Caroti received this type of award during fiscal year 2016 at hire. • Vest in equal installments over approximately a three-year period.

A summary of the equity awards that we granted during fiscal year 2016 and their respective vesting provisions is set forth below:

OVERVIEW OF EQUITY INCENTIVE AWARDS GRANTED IN FISCAL YEAR 2016
Compensation Element	Award Type	Year Granted	Vesting Provisions

Performance-Based Equity Incentive Compensation	NSU (40%)	Fiscal Year 2016
• Based on fiscal year 2016 performance, the diluted EPS target was not met, therefore the 2016 NSU Awards were not earned.

• If performance condition had been met, the 2016 NSU Awards would have vested based on continued employment over 3 additional years.

	LTIP RSU (60%)	Fiscal Year 2016
• Vest subject to the achievement of consolidated EBITDA and Revenue targets based on a three-year long-range plan. These targets are based on a high rate of sales growth and aggressive profitability goals and are measured for fiscal year 2018.

• Based upon expectations as of March 31, 2016, the performance conditions are not probable of being achieved; therefore, the awards are not expected to be earned.

• 2016 LTIP RSU awards earned subject to adjustment based on a TSR modifier.

Time-Based Equity Incentive Compensation	RSU	Fiscal Year 2016	• Vest subject to satisfaction of long-term service conditions over approximately a three-year period.
NSU Equity Incentive Awards - Performance Metrics
During fiscal year 2016, each NEO employed for the entire fiscal year received 40% of their Equity Incentive Plan compensation in the form of NSUs. NSUs are restricted stock units payable in Common Stock upon satisfying:
•Company performance goals achieved during year of grant; and

•	Service related vesting conditions over three years following the achievement of the performance criteria.
As discussed in the section of this Proxy Statement titled "Potential Payments Upon Termination or Change of Control" below, this vesting schedule may be accelerated if the executive's employment is terminated for various reasons or upon a change in control followed by a termination.
In June 2015, NSUs were granted to the NEOs that were payable based on the achievement of a fiscal year 2016 diluted EPS goal listed below. Because the actual fiscal year 2016 diluted EPS did not meet the threshold amount for the EPS goal, NSUs were not earned.

Fiscal Year 2016 Annual Equity Award Performance Goal as of March 31, 2016	Threshold Amount	Target Amount	Actual Fiscal Year 2016 Results

Diluted EPS goal	$4.66	$5.15	$3.70

LTIP Equity Incentive Awards - Performance Metrics
During fiscal year 2016, each NEO employed for the entire fiscal year received 60% of his Equity Incentive Plan compensation in the form of 2016 LTIP Equity Incentive Awards. For the 2016 LTIP Awards, the Committee adopted two performance goals based on a three-year long-range plan, which relate to consolidated EBITDA and consolidated Revenue for fiscal year 2018. The Committee then established relative weights for each performance goal. The Committee adopted minimum performance qualifiers of $352 million of EBITDA and $2,352 million of Revenue for the 12-month period ending March 31, 2018. So long as both of those qualifiers are achieved, the following metrics are used to calculate the 2016 LTIP Awards earned by the NEOs:

2016 LTIP Performance Goals	Weight of Award Allocated to Each Goal	Threshold Performance	Target Performance	Maximum Performance

Revenue	50%	$2,352 million	$2,556 million	$2,760 million
EBITDA	50%	$352 million	$409 million	$466 million
To the extent Company financial performance is achieved above the threshold level, the number of RSUs that will vest will increase up to the maximum number of units issued under the 2016 LTIP Award as determined by linear interpolation. In addition, the recipient of the 2016 LTIP Award must provide continued service through March 31, 2018.
Following the determination of the Company’s achievement with respect to the Revenue and EBITDA criteria, the vesting of each 2016 LTIP Award will be subject to adjustment based upon the application of a TSR modifier. The amount of the adjustment will be determined based upon a comparison of the Company TSR relative to the TSR of a pre-determined set of peer group companies, or TSR Peer Group, for the 36-month performance period commencing on April 1, 2015 and ending on March 31, 2018. For purposes of the 2016 LTIP Award, the TSR Peer Group used is different than the established fiscal year 2016 Peer Group that the Committee used for executive compensation benchmarking purposes.
Depending on the TSR of the Company relative to TSR Peer Group, the number of RSUs that will be subject to vesting pursuant to each 2016 LTIP Award will be modified as follows:

Company TSR Relative to TSR Peer Group (Percentile)	TSR Modifier (Multiplier)

≥ 75th	125%
>25th and <75th	100% (no modification)
≤ 25th	75%

Notwithstanding the foregoing, in the event that Company TSR is greater than or equal to the 75th percentile relative to TSR Peer Group, but Company TSR is a negative amount, the TSR modifier will not be applied (the number of RSUs that will vest will not be increased as a result of the TSR multiplier). In addition, regardless of Company TSR relative to TSR Peer Group, the maximum number of RSUs that may vest pursuant to a particular 2016 LTIP Award will not exceed 200% of the targeted amount.

LTIP Equity Incentive Awards - Payout History
To provide greater context for the 2016 LTIP Equity Incentive Awards, we believe it is useful to understand the history of prior LTIP Equity Incentive Awards grants and their payout history or current payout expectations, as summarized below:

Prior LTIP Equity Awards	Current Payout Expectation at 3/31/2016	Held by NEOs Listed Below

2007 Level 2 LTIP Awards (SARs and RSUs)	Payout at 100%, vested 80% on 12/31/2015 and to vest 20% on 12/31/2016	Angel R. Martinez
2011 LTIP Awards	None	Angel R. Martinez Thomas A. George
2012 LTIP Awards	None	Angel R. Martinez Thomas A. George
2013 LTIP Awards	None	Angel R. Martinez Thomas A. George David Powers
2015 LTIP Awards	None	Angel R. Martinez David Powers Thomas A. George David Lafitte
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our stockholders, we adopted Stock Ownership Guidelines for our NEOs in March 2011, which were amended in June 2016. The minimum ownership threshholds for our NEOs are determined as a multiple of the officer's base salary. The NEOs are required to achieve the applicable level of ownership within five years of the later of the date these guidelines were adopted or the date the person first became subject to these guidelines as an NEO, subject to exceptions or extensions as granted by the Committee. Our directors are required to adhere to the stock ownership guidelines that are referenced in our Corporate Governance Guidelines. The minimum ownership threshold for our directors is determined as a multiple of the directors' annual Board retainer fee and must be adhered to within five years of initial election. A summary of the stock ownership guidelines applicable to the NEOs and directors is set forth below.

POSITION	STOCK OWNERSHIP GUIDELINES

Chief Executive Officer	6x Annual Base Salary
Other NEOs	3x Annual Base Salary
Directors	5x Annual Board Retainer Fee
Clawback Policy
Consistent with our executive compensation philosophy, which seeks to reward executive for financial and operating performance that create value for our stockholders, we have adopted a Clawback Policy. Under this policy, we can seek reimbursement with respect to incentive-based compensation paid or awarded to our executive officers when the following three factors exists:

•
The incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results, as reported in a Form 10-Q, Form 10-K or other report filed with the SEC, that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws;

•	A lower payment or award would have been made to such executive officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results; and

•	The need for the restatement was identified within three years after the date of the first public issuance or filing of the financial results that were subsequently restated.
The reimbursement to be sought by the Company will be equal to the portion of any incentive-based compensation paid to or received by such executive officer for or during each of the restated periods that is greater than the amount that would have been paid or received had the financial results been properly reported.

Benefits

	PURPOSE	CONSIDERATIONS

Perquisites and other Executive Benefits	• Provide our US-based NEOs with competitive broad-based employee benefits structured to attract and retain key executives	• Generally reflect benefits provided to all of our US-based full-time employees
The benefits provided to our NEOs are as follows:

•	401(k) defined contribution plan;

•
401(k) plan Company match of 50% of each eligible participant's tax-deferred contributions on up to 6% of eligible compensation on a per payroll period basis, with a true-up contribution if such eligible participant is employed by our Company on the lst day of the calendar year;

•	Premiums for long-term disability insurance and life insurance;

•	Health and welfare benefit plans;

•	Relocation expenses for new hires;

•	Standard employee product discounts; and

•
NEOs and certain other senior executives are eligible to contribute to our Nonqualified Deferred Compensation Plan, or NQDC Plan. The plan is described in further detail in the section of this Proxy Statement titled "Nonqualified Deferred Compensation".

Severance Agreements

	PURPOSE	CONSIDERATIONS

Severance Agreements
• Intended to ease a NEOs transition due to an unexpected employment termination due to on-going changes in our employment needs.

• In exchange, Company receives a general release and non-solicitation provisions.

• Purposes related to Change of Control:
  – "Double trigger" provisions preserve morale and productivity and encourage retention in the face of the potential disruptive impact of a change-in-control of our Company.

  – Retain and encourage the NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives.

• The employment of our US-based NEOs is "at will", meaning we can terminate them at any time and they can terminate their employment with us at any time.

• Take into account the time it is expected to take a separated executive to find a similarly situated job.

• There are no benefits triggered solely based on the occurrence of a Change of Control as long as the Change of Control is approved by a majority of the directors and the successor entity provides for the continuance of the award. However, upon a Change of Control, the performance conditions of the RSUs are deemed satisfied, but the awards remain subject to the service-based vesting conditions.

• Customary among Peer Group.

The Committee has adopted Change of Control and Severance Agreements for each of our NEOs. The Change of Control and Severance Agreements detail various provisions for benefits and cash payments to be paid in the event of a separation during the normal course of business and in the event a change in control is followed by a subsequent termination. Generally, these agreements specify conditions and benefits for separation of employment within the following categories: death, disability, termination of the executive for cause; termination by the executive without good reason; termination by the executive with good reason; and termination by us without cause.
Please refer to the discussion in the section of this Proxy Statement titled "Potential Payments upon Termination or Change of Control" for a more detailed discussion of the severance and change in control arrangements.

OTHER COMPENSATION CONSIDERATIONS

Role of Executive Officers in Compensation Decisions
At the request of the Committee, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer or other senior executives may provide compensation and related data to the Committee to facilitate its compensation decisions. In addition, the Committee may consider our Chief Executive Officer's recommendations when making its compensation decisions. However, our Chief Executive Officer is not permitted to be present during deliberations and voting regarding his own compensation, or during other executive sessions of the Committee. The Committee uses the information provided by our management, as well as information provided by our independent consultant FWC, to make compensation decisions for our Named Executive Officers, as well as other management personnel. The Committee, which includes only independent members of our Board of Directors, approves all elements of compensation for our Named Executive Officers. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.
Risk Considerations
The Committee is responsible for reviewing the risks and rewards associated with our compensation programs for all employees, including our NEOs, to assess whether these programs encourage excessive or unnecessary risk-taking. In conducting this assessment, the Committee considers the following factors:

•
Our compensation program consists of both guaranteed pay (salary, benefits and perquisites) and at-risk pay (Annual Cash Incentive Plan and Equity Incentive Awards) and the Committee reviews this mix annually.

•	The performance goals relating to our Annual Cash Incentive Plan involve a mix of Company performance goals.

•	Amounts paid under our Annual Cash Incentive Plan are capped at 200% of target.

•	Our compensation program encourages executive retention through long-term time-based vesting provisions.

•	We have adopted stock ownership guidelines, which ensures that the interests of our executive officers and directors are aligned with our stockholders.

•	Our cash and equity incentive-based awards are subject to clawback provisions.

•	Our insider trading policy prohibits our NEOs and other key executives from hedging the economic interest in our securities, and from pledging our securities.

•	The Committee retains ultimate oversight over the compensation of our NEOs and retains the ability to use discretion where appropriate.

•	The Committee balances between corporate, business unit, and individual performance in our compensation program, as well as balancing between short-term and long-term goals.
The Committee believes that, although the majority of the compensation provided to our executive officers is at-risk pay and based upon the achievement of specified Company performance criteria, our executive compensation programs do not encourage excessive or unnecessary risk-taking. The Committee does not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Tax and Accounting Implications
To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to our Company and to our executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting of previously granted awards.
Under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for performance-based compensation, including where the performance goals have been approved by the stockholders of our Company. Our Company has not adopted any formal policy with respect to Section 162(m) of the Code. However, the Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Committee has on occasion made decisions resulting in non-deductible compensation. The Committee and our Board of Directors believe that these payments were appropriate and in the best interests of our Company and serve to retain key executives and reward past performance.
We believe that our Cash Incentive Plan and our grants of equity awards under our Equity Incentive Plans meet the exception for performance-based compensation described in the previous paragraph.
In accordance with applicable rules, our Company accounts for share-based awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Lauri M. Shanahan, Chairman
Karyn O. Barsa
John G. Perenchio
Michael F. Devine, III
The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or awarded to our Named Executive Officers during fiscal year 2016, fiscal year 2015, the 2014 Transition Period and fiscal year 2013. The amounts represented below do not reflect amounts which are actually realized by our Named Executive Officers. The equity awards are reported at grant date fair value, not what is earned or probable of being earned as of March 31, 2016. For a more complete understanding of the information set forth in the table, it should be read together with the corresponding footnotes, as well as the section of this Proxy Statement titled "Compensation Discussion and Analysis".

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Cash Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)

Angel R. Martinez (4)	2016	1,200,000	—	4,500,001	—	9,480		5,709,481
Former Chief Executive Officer	2015	1,200,000	—	4,000,004	1,466,042	9,368		6,675,414
Non-Executive Chairman of our Board	2014T	300,000	—	—	—	2,333		302,333
	2013	1,200,000	—	2,404,520	1,256,000	8,910		4,869,430

David Powers	2016	700,000	—	2,500,025	—	9,480		3,209,505
Chief Executive Officer and President	2015	600,000	—	1,150,051	439,813	9,368		2,199,232
	2014T	150,000	—	—	—	2,333		152,333
	2013	500,000	—	1,131,170	276,000	8,910		1,916,080

Thomas A. George	2016	550,000	—	849,983	—	9,480		1,409,463
Chief Financial Officer	2015	510,000	—	800,035	373,841	9,368		1,693,244
	2014T	127,500	—	—	—	2,333		129,833
	2013	510,000	—	1,130,185	458,000	8,910		2,107,095

David Lafitte (5)	2016	600,000	—	749,963	—	9,480		1,359,443
Chief Operating Officer	2015	100,000	300,000	899,997	—	1,580		1,301,577

Stefano Caroti (6)	2016	208,333	150,000	699,990	—	39,591	(7)	1,097,914
President of Omni Channel
____________

(1)
The amounts in this column represent the aggregate grant date fair value of the respective awards computed in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 8 to our consolidated financial statements included in the Annual Report. In accordance with applicable SEC rules, for those awards that are subject to the satisfaction of performance conditions, the amounts reported reflect the fair value at the grant date based upon the probable outcome of such conditions.

If the performance conditions for the various awards are achieved at the maximum levels (instead of based on probable outcomes), the fair value of the awards, and therefore the compensation cost to be recognized for such awards, would be increased as follows:

Fiscal Year 2013

•
2013 LTIP Awards: $2,535,600 for Angel Martinez, $887,460 for David Powers, and $633,900 for Thomas George. 2013 LTIP RSU awards were deemed probable to vest at 50% at the date of grant and therefore are included in the table above at grant date fair value. As of March 31, 2016, the performance conditions relating to the 2013 LTIP awards were not met and the awards were cancelled.

•
2013 NSU Awards: $1,559,320 for Angel Martinez, $835,350 for David Powers, and $918,885 for Thomas George. 2013 NSU awards were deemed probable to vest at 100% at the date of grant and therefore are included in the table above at grant date fair value. The 2013 NSU awards were actually earned at 100% of target.

2014 Transition Period

•	No equity awards were granted during the 2014 Transition Period.

Fiscal Year 2015

•
2015 NSU Awards: $1,599,986 for Angel Martinez, $460,002 for David Powers, and $320,032 for Thomas George. 2015 NSU awards were deemed probable to vest at 100% at the date of grant and therefore are included in the table above at grant date fair value. The 2015 NSU awards were actually earned at 88.9% of target.

•
2015 LTIP Awards: $4,800,037 for Angel Martinez, $1,380,097 for David Powers, and $960,007 for Thomas George. The achievement of the performance conditions relating to the 2015 LTIP RSU awards was deemed probable at the date of grant and therefore are included in the table above at grant date fair value. As of March 31, 2016, the performance conditions related to the 2015 LTIP awards are not probable of being achieved and therefore the awards are not expected to be earned.

Fiscal Year 2016

•
2016 NSU Awards: $1,800,003 for Angel Martinez, $1,000,027 for David Powers, $339,973 for Thomas George, and $299,963 for David Lafitte. The achievement of the performance condition relating to the 2016 NSU awards was deemed probable at the date of grant and therefore these awards are included in the table above at grant date fair value. As of March 31, 2016, it was determined that the performance conditions relating to the 2016 NSU awards were not met and the awards were cancelled.

•
2016 LTIP Awards: $5,399,995 for Angel Martinez, $2,999,997 for David Powers, $1,020,019 for Thomas George, $899,999 for David Lafitte, and $899,999 for Stefano Caroti. The achievement of the performance conditions relating to the 2016 LTIP RSU awards was deemed probable at the date of grant and therefore are included in the table above at grant date fair value. As of March 31, 2016, it is not probable that the performance conditions related to the 2016 LTIP awards will be achieved and therefore the awards are not expected to be earned.

(2)
The amounts in this column reflect the amount of the cash bonuses paid to the Named Executive Officers under the Annual Cash Incentive Plan, which is discussed in further detail under the heading "Annual Cash Incentive Compensation" above. For fiscal year 2015, the Annual Cash Incentive Plan compensation was multiplied by 1.25 to address the change in fiscal year from December 31 to March 31, and no separate Annual Cash Incentive Plan compensation was paid out with respect to the 2014 transition period.

(3)	The amounts in this column reflect 401(k) matching contributions and life insurance premiums paid for the benefit of the Named Executive Officers, except where otherwise noted.

(4)
On May 31, 2016, Mr. Martinez retired from his position as Chief Executive Officer, although he continues to serve as Chairman of our Board. Refer to the section of this Proxy Statement titled "Separation of Employment with Angel R. Martinez" for additional information.

(5)	Mr. Lafitte joined us in February 2015 as Chief Operating Officer. The bonus amount reflects a one-time cash sign on bonus paid at hire.

(6)	Mr. Caroti joined us in November 2015 as President of Omni Channel. The bonus amount reflects a one-time cash sign on bonus paid at hire.

(7)	Amount includes relocation expenses of $35,641.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2016

The following table sets forth all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended March 31, 2016. The amounts set forth in the table do not necessarily reflect the value of the amounts paid or awards realized by our Named Executive Officers. For further discussion regarding the grants, refer to the section of this Proxy Statement titled "Elements of 2016 Executive Compensation Plan".

		Potential Payouts Under Non-Equity Incentive Plan Awards(2)			Potential Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value of Stock Awards ($)(4)

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Angel R. Martinez		750,000	1,500,000	3,000,000
	6/26/2015				12,125	24,249	24,249	1,800,003
	11/18/2015				26,973	53,946	107,892	2,699,997

David Powers		297,500	595,000	1,190,000
	6/26/2015				6,736	13,472	13,472	1,000,027
	11/18/2015				14,985	29,970	59,940	1,499,999

Thomas A. George		206,250	412,500	825,000
	6/26/2015				2,290	4,580	4,580	339,973
	11/18/2015				5,095	10,190	20,380	510,010

David E. Lafitte		225,000	450,000	900,000
	6/26/2015				2,021	4,041	4,041	299,963
	11/18/2015				4,496	8,991	17,982	450,000

Stefano Caroti		187,500	375,000	750,000
	11/4/2015				4,528	4,528	4,528	249,991
	11/18/2015				4,496	8,991	17,982	450,000
____________

(1)	All awards granted on June 26, 2015 were NSU Awards. All awards granted on November 18, 2015 were LTIP Awards. The award granted on November 4, 2015 was a time-based RSU Award.

(2)
Refer to the section of this Proxy Statement titled "Annual Cash Incentive Compensation" for further discussion of the terms of the 2016 Annual Cash Incentive Plan. No cash incentive payments were earned by the Named Executive Officers under the 2016 Annual Cash Incentive Plan.

(3)	All grants awarded prior to September 2015 were made under the 2006 Stock Incentive Plan, or 2006 Plan. All grants awarded after September 2015 were made under the 2015 Plan.

(4)	Amounts reported reflect the fair value based upon the probable outcome of the performance conditions at grant date.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

The following table sets forth equity awards granted to our Named Executive Officers that remained outstanding as of March 31, 2016. The amounts set forth in the table do not necessarily reflect the value of the awards realized by our Named Executive Officers. For further discussion regarding the outstanding equity awards, refer to the section of this Proxy Statement titled "Equity Incentive Plan Compensation".

					Stock Awards
Name	Number of securities underlying unexercised SARs exercisable (1)(#)	Number of securities underlying unexercised unearned SARs (1)(#)	SAR exercise price ($)	SAR expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (2)($)	Number of unearned shares or units that have not vested (3)(#)		Market value of unearned shares or units that have not vested (2)($)

Angel R. Martinez	160,000	—	26.73	5/9/2017	20,354	(4)	1,219,408	164,342	(9)	5,147,527
	240,000	60,000	26.73	5/9/2022
David Powers	—	—	—	—	6,502	(5)	389,535	74,014	(10)	2,217,089
	—	—	—	—
Thomas A. George	—	—	—	—	7,705	(6)	461,607	30,170	(11)	903,742
	—	—	—	—
David E. Lafitte	—	—	—	—	8,701	(7)	521,277	17,982	(12)	538,651
	—	—	—	—
Stefano Caroti	—	—	—	—	4,528	(8)	271,272	—		—
	—	—	—	—
____________

(1)
All SARs that remain outstanding were granted on May 9, 2007. LTIP SARs may vest subject to the satisfaction of long-term performance objectives and long-term service conditions. Provided the service conditions are met, the remaining 20% of the unearned 2007 LTIP SAR awards will vest on December 31, 2016.

(2)	The amounts in this column reflect the closing price of our Common Stock on March 31, 2016, which was $59.91.

(3)
This column includes 2007 LTIP RSUs (at the 100% maximum amount), 2015 LTIP RSUs (at the 200% maximum amount) and 2016 LTIP RSUs (at the 200% maximum amount) granted on May 9, 2007, September 18, 2014 and November 18, 2015, respectively, the vesting of which are subject to the satisfaction of long-term performance and service conditions. Provided the performance and service conditions are met, the 2007 LTIP RSU awards will vest on December 31, 2016, the 2015 LTIP awards will vest on March 31, 2017, and the 2016 LTIP awards will vest on March 31, 2018. Refer to the section of this Proxy Statement titled "Grants of Plan Based Awards in 2016" for more information.

(4)
Consists of (i) 9,333 NSUs, which represents 33.3% of the NSUs granted on March 29, 2013, which shares vest on December 15, 2016; and (ii) 11,021 NSUs, which represents 66.7% of NSUs granted on June 27, 2014, which shares vest 33.3% on March 31 of 2017 and 2018. The NSUs granted on June 27, 2014 are included based on the amount actually earned. NSUs granted on June 26, 2015 are excluded because the performance conditions for those awards were not met.

(5)
Consists of (i) 3,333 NSUs, which represents 33.3% of the NSUs granted on March 29, 2013, which shares vest on December 15, 2016; and (ii) 3,169 NSUs, which represents 66.7% of the NSUs granted on June 27, 2014, which shares vest 33.3% on March 31 of 2017 and 2018. The NSUs granted on June 27, 2014 are included based on the amount actually earned. NSUs granted on June 26, 2015 are excluded because the performance conditions for those awards were not met.

(6)
Consists of (i) 5,500 NSUs, which represents 33.3% of the NSUs granted on March 29, 2013, which shares vest on December 15, 2016; and (ii) 2,205 NSUs, which represents 66.7% of the NSUs granted on June 27, 2014 which shares vest 33.3% on March 31 of 2017 and 2018. The NSUs granted on June 27, 2014 are included based on the amount actually earned. NSUs granted on June 26, 2015 are excluded because the performance conditions for those awards were not met.

(7)
Consists of 8,701 time-based RSUs, which represents 66.7% of the RSUs granted on February 2, 2015, which shares vest 33.3% on February 2, 2017 and 2018. NSUs granted on June 26, 2015 are excluded because the performance conditions for those awards were not met.

(8)	Consists of 4,528 time-based RSUs, which represents 100% of the RSUs granted on November 4, 2015, which shares vest 33.3% on November 15, 2016, 2017, and 2018.

(9)	Consists of (i) 7,500 2007 LTIP RSUs at the 100% maximum level; (ii) 48,950 2015 LTIP RSUs at the 200% maximum level; and (iii) 107,892 2016 LTIP RSUs at the 200% maximum level.

(10)	Consists of (i) 14,074 2015 LTIP RSUs at the 200% maximum level; and (ii) 59,940 2016 LTIP RSUs at the 200% maximum level.

(11)	Consists of (i) 9,790 2015 LTIP RSUs at the 200% maximum level; and (ii) 20,380 2016 LTIP RSUs at the 200% maximum level.

(12)	Consists of 17,982 2016 LTIP RSUs at the 200% maximum level.

2016 SAR EXERCISES AND STOCK VESTED

The following table provides information, for our Named Executive Officers, regarding SAR exercises and stock award vesting during fiscal year 2016, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards (SARs)		Stock Awards (NSUs and RSUs)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Angel R. Martinez	—	—	44,845	2,263,837
David Powers	—	—	6,585	343,647
Thomas A. George	—	—	6,602	339,591
David E. Lafitte	—	—	4,350	216,326
Stefano Caroti	—	—	—	—
____________

(1)	Total shares received net of shares withheld for taxes were: 24,410 for Angel R. Martinez; 4,118 for David Powers; 6,198 for Thomas A. George; and 2,642 for David Lafitte.

(2)	The amounts in this column reflect the closing price of our Common Stock on the applicable vesting dates.

NONQUALIFIED DEFERRED COMPENSATION

Our Board of Directors has adopted a Deferred Stock Unit Compensation Plan, a Sub Plan under the 2015 Plan. A director or employee of our Company who holds unvested restricted stock awards, including NSUs and RSUs, may elect to defer settlement of up to 100% of his or her awards. For each unit of stock held pursuant to a restricted stock award that is deferred, the participant will receive one Deferred Stock Unit. Amounts deferred will be distributed, as described in the plan, at the time elected by the participant. A participant's Deferred Stock Units will be settled in shares of Common Stock, as more specifically described in the plan. None of our executive officers elected to participate in the plan during fiscal year 2016.
Our Compensation Committee has adopted a Nonqualified Deferred Compensation Plan. The plan is an unfunded, nonqualified deferred compensation program sponsored by our Company to provide certain of our management or highly compensated employees designated by our Board of Directors the opportunity to defer compensation into the plan. The effective date for the plan for the first year was February 1, 2010, and thereafter the plan year is from January 1 to December 31. Participants may defer up to 50% of their annual base salary and up to 85% of any cash incentive bonus under the plan. We have the option, but not the obligation, to make discretionary or matching cash contributions. Under the terms of the plan, we established a rabbi trust as a reserve for the benefits payable under the plan. Certain of our Named Executive Officers elected to participate in this plan during fiscal year 2016 and, pursuant to such elections, amounts were contributed to this plan during 2016. However, we did not make any matching contributions under the plan during fiscal year 2016.

Name	Angel R. Martinez	David Powers	Thomas A. George	David Lafitte	Stefano Caroti	Total

Executive contributions in fiscal year 2016 (1) ($)	733,021	42,222	65,077	27,692	39,744	907,756
Registrant contributions in fiscal year 2016 ($)	—	—	—	—	—	—
Aggregate (losses) earnings in fiscal year 2016 ($)	(93,410)	(2,291)	(4,076)	1,547	2,404	(95,826)
Aggregate withdrawals/distributions in fiscal year 2016 ($)	—	—	—	—	—	—
Aggregate balance at end of fiscal year 2016 ($)	3,341,935	69,865	210,235	29,239	42,148	3,693,422
____________

(1)
The amounts reported in this column reflect contributions made by our NEOs under the plan. Such amounts are separately reported in the "Summary Compensation Table" above, and do not reflect amounts in addition to those amounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into Change of Control and Severance Agreements, or Severance Agreements, with each of our US-based Named Executive Officers effective as of January 1, 2010 to replace, in part, the expired employment agreements with such executives. The information below describes compensation and benefits that are payable or earned under the Severance Agreements with our Named Executive Officers upon the occurrence of different termination events:
Termination by our Company for Cause, or by Executive other than for Good Reason
Pursuant to the Severance Agreements with each of our US-based Named Executive Officers, if the executive is terminated by our Company for Cause, or the executive terminates his or her employment, other than for Good Reason, then the Named Executive Officer will receive the following from our Company:

•
payment of his or her accrued base salary, accrued vacation, reimbursement for reimbursable expenses, accrued and vested benefits under our plans or programs and other benefits required to be paid by law, accrued but unpaid non-equity incentive bonus for the prior fiscal year (excluding any non-equity incentive bonus for the year of termination); and

•	right to exercise all equity awards pursuant to the terms of the applicable award agreement.
Termination due to Death or Total Disability
Pursuant to the Severance Agreements with each of our US-based Named Executive Officers, if the executive is terminated due to his or her Death or Total Disability, then in addition to those benefits provided upon a termination for Cause, the Named Executive Officer will receive:

•	pro-rated portion of his or her non-equity incentive bonus for the current fiscal year based on actual length of service during the year of termination.
Termination by our Company without Cause or by Executive for Good Reason
Pursuant to the Severance Agreements with each of our US-based Named Executive Officers, if the executive is terminated by our Company without Cause or by Executive for Good Reason, then in addition to those benefits provided upon a termination due to Death or Total Disability, the Named Executive Officer will receive:

•	payment of his or her then effective base salary for one year following his or her termination, subject to such executive signing a release; and

•	receipt of health benefits for a period of one year following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.
Termination without Cause or by Executive for Good Reason within Two Years of a Change of Control
Pursuant to the Severance Agreements with each of our US-based Named Executive Officers, if the executive is terminated by our Company without Cause or by the executive for Good Reason within two years of a Change of Control, then in addition to those benefits provided upon a termination due to Death or Total Disability, the Named Executive Officer will receive:

•
subject to such executive signing a release, payment of one and one-half times his or her then effective annual base salary plus the greater of (i) one and one-half times the targeted non-equity incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual non-equity incentive bonus for the previous three years; and

•	receipt of health benefits for a period of eighteen months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.
For purposes of the Severance Agreements, "Cause" means (i) any willful breach of duty by the executive in the course of their employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of our insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame our Company, engaging in conduct which is materially injurious to our Company or our affiliates, or any of our respective customer or supplier relationships, financially or otherwise, or (v) the executive's gross negligence or continued failure to perform duties or executive's continued incapacity to perform such duties.

"Good Reason" means without the consent of the Executive (i) the occurrence of material breach of this agreement by our Company, or (ii) if within two years of a change of control, there is a material reduction of the Executive's total compensation, benefits, and perquisites, our relocation is greater than 50 miles from the location where the Executive performs services, or a material change in the Executive's position or duties; provided, however, no such event shall constitute Good Reason hereunder unless the Executive shall have given written notice to our Company of Executive's intent to resign for "Good Reason" within 30 days after the Executive first becomes aware of the occurrence of any such event (specifying the nature and scope of the event) and such event or occurrence shall not have been cured within 30 days of our receipt of such notice.
"Change of Control" means the occurrence of a merger, consolidation, sale of all or a major portion of the assets of our Company (or a successor organization) or similar transaction or circumstance where any person or group acquires, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of our Company (or a successor organization).
No Named Executive Officers will be entitled to gross ups for excise tax penalty on "excess golden parachute payments" as a result of termination following a Change of Control.
Equity Awards Upon Termination or Change of Control
Pursuant to the terms of the equity awards under the 2015 Plan, the employees who receive such awards, including the Named Executive Officers, are entitled to certain benefits upon the occurrence of each of the following: (i) termination without Cause or pursuant to a Constructive Termination, (ii) a Change of Control that either is not approved by a majority of our Board of Directors or where the successor entity does not provide for the continuance of the award, and (iii) a Change of Control followed by termination.
For the NSU Awards, if a Change of Control occurs that either is not approved by a majority of our Board of Directors or where the successor entity does not provide for the continuance of the NSUs, then the NSUs will fully vest if the threshold performance criteria has been satisfied. If an awardee is terminated without Cause or pursuant to a Constructive Termination within 12 months of a Change of Control, he or she will be entitled to full acceleration of any unvested NSUs. For NSU Awards issued prior to fiscal year 2016, if an awardee is terminated without Cause or pursuant to a Constructive Termination, if the threshold performance criteria of the NSUs has been satisfied, the awardee will be entitled to accelerated vesting for only a pro rata portion of the NSUs representing the period of time such awardee was employed from the award grant date to the termination date, which will be settled in shares of our Common Stock. For fiscal year 2016, the NSU Awards no longer provide for such pro rata vesting upon termination without Cause or pursuant to a Constructive Termination.
For the 2007 LTIP SARs and RSUs, upon a Change of Control, but the awards will remain subject to service-based vesting conditions. If a Change of Control occurs and either it is not approved by a majority of our Board of Directors or the successor entity does not provide for the continuance of the SARs and RSUs, then the SARs and RSUs will fully vest. Finally, if an awardee is terminated without Cause or pursuant to a Constructive Termination within 12 months of a Change of Control, he or she will be entitled to full acceleration of any unvested SARs and RSUs. The RSUs will fully vest upon the awardee's death or disability.
For the 2011, 2012, 2013 and 2015 LTIP RSUs, upon a Change of Control, the performance conditions of the SARs and RSUs will be deemed satisfied at the targeted performance level, but the awards will remain subject to service-based vesting conditions. If a Change of Control occurs that either is not approved by a majority of our Board of Directors or where the successor entity does not provide for the continuance of the RSUs, then the target number of RSUs will fully vest immediately, regardless of the performance conditions. Finally, if an awardee is terminated without Cause or pursuant to a Constructive Termination within 12 months of a Change of Control, he or she will be entitled to acceleration of the target number of RSUs, regardless of the performance conditions. Upon the awardee's death, disability or retirement, a pro-rata portion of the RSUs will vest subject to the achievement of the performance conditions.
For the time-based RSUs issued prior to fiscal year 2016, if an awardee is terminated without Cause or pursuant to a Constructive Termination, the awardee will be entitled to accelerated vesting for a pro rata portion of the award through the termination date. However, time-based RSUs issued during fiscal year 2016 do not provide for pro rata vesting upon termination without Cause or pursuant to a Constructive Termination. If a Change of Control occurs that either is not approved by a majority of our Board of Directors or where the successor entity does not provide for the continuance of the award, then the award shall immediately fully vest. Finally, if an awardee is terminated without Cause or pursuant to a Constructive Termination within 12 months of a Change of Control, he or she will be entitled to full acceleration of any unvested time-based RSUs.

Severance and Change of Control Payments
The following table provides information about the payments and benefits that would have been provided to our Named Executive Officers in the event that a termination of employment or Change of Control, as applicable, had occurred on March 31, 2016. The amounts reflected in the table are in addition to amounts that would have been payable for accrued but unpaid base salary, accrued paid time off, accrued but unpaid cash incentive compensation and reimbursement of expenses. The payments to be made, and the equity awards to be vested, upon different termination events and upon a Change of Control for each of the Named Executive Officer's have been determined by reference to the terms of the applicable Severance Agreements and equity awards. For purposes of the table, the value of the equity awards is determined based on the closing price of our Common Stock on March 31, 2016. Refer to the section of this Proxy Statement titled "Potential Payments upon Termination or Change of Control" for additional information.

		Upon Termination
Name	Type of Compensation or Benefit	For Death or Total Disability ($)	By the Company Without Cause or by Executive for Good Reason ($)	Upon Change of Control ($)

Angel R. Martinez	cash payments	—	1,200,000	5,400,000
	value of health benefits	—	25,375	50,750
	value of NSUs	—	244,613	1,219,408
	value of RSUs	449,325	—	5,147,527
	value of SARs	—	—	2,002,552
		449,325	1,469,988	13,820,237

David Powers	cash payments	—	700,000	1,942,500
	value of health benefits	—	25,375	38,062
	value of NSUs	—	87,349	389,535
	value of RSUs	—	—	2,217,089
		—	812,724	4,587,186

Thomas A. George	cash payments	—	550,000	1,443,750
	value of health benefits	—	17,971	26,956
	value of NSUs	—	144,158	461,607
	value of RSUs	—	—	903,742
		—	712,129	2,836,055

David E. Lafitte	cash payments	—	600,000	1,575,000
	value of health benefits	—	25,375	25,375
	value of NSUs	—	21,739	521,277
	value of RSUs	—	—	538,651
			647,114	2,660,303

Stefano Caroti	cash payments	—	500,000	1,312,500
	value of health benefits	—	17,971	26,956
	value of NSUs	—	—	271,272
	value of RSUs	—	—	538,651
		—	517,971	2,149,379
Except as discussed above, no payments or benefits would be provided to our Named Executive Officers in the event of a termination of employment for Cause or by the executive without Good Reason.
The value of RSU's to be paid upon death or disability is based on the number of RSU's that are considered probable of being earned based on our Company's forecasted performance for the twelve months ended March 31, 2017 and 2018.

Separation of Employment with Angel R. Martinez
On May 31, 2016, or the Separation Date, Angel R. Martinez, our former Chief Executive Officer stepped down from this position. However, Mr. Martinez continues to serve as non-executive Chairman of our Board.
In connection with his transition, we entered into a Consulting Agreement and General Release, or the Consulting Agreement, with Mr. Martinez, which replaced in full the Severance Agreement previously entered into with Mr. Martinez. Under the Consulting Agreement, Mr. Martinez agreed to provide consulting services from June 1, 2016 until the earliest to occur of (i) May 31, 2017, and (ii) fifteen days following the delivery of written notice to Mr. Martinez regarding an uncured material breach of any of his obligations under the Consulting Agreement, or an uncured material breach of any of his obligations under his confidentiality agreement with the Company, which we refer to as the Consulting Period.
The Consulting Agreement provides that we will pay Mr. Martinez aggregate consulting fees in the amount of $500,000, which will be paid in 12 equal monthly installments, less any legally required withholding and deductions. In addition, we agreed to pay Mr. Martinez certain amounts that were accrued and unpaid as of the Separation Date. In addition, any equity awards previously granted to Mr. Martinez, including any NSU Awards, LTIP Awards and SAR Awards, to the extent such awards were outstanding on the Separation Date, will remain outstanding subject to and consistent with the terms of the 2015 Plan and the 2006 Plan, as applicable, and the award agreements pursuant to which the equity awards were granted. During the Consulting Period, and during the period that Mr. Martinez continues to serve on our Board of Directors, Mr. Martinez will continue to perform "Continuous Service" for purposes of the outstanding equity awards.
Mr. Martinez’s receipt of these payments and other benefits is conditioned upon his continued compliance with the confidentiality, non-competition, non-solicitation and other standard covenants set forth in the Consulting Agreement. In particular, Mr. Martinez agreed not to accept employment from, or enter into another professional relationship with, any of our competitors, or to otherwise engage in any business activity that is competitive with our Company, until the later to occur of the termination of the Consulting Agreement or the termination of his service on our Board.

DIRECTOR COMPENSATION

In December 2014, changes to the Board compensation package provided to our directors who are not our employees, which we refer to as "Nonemployee Directors", were approved to take effect at the beginning of fiscal year 2016. Under the policy, for service during fiscal year 2016, Nonemployee Directors received an annual cash retainer of $65,000, plus an annual cash retainer of $15,000 for each Board committee assignment. Furthermore, the following positions were entitled to receive additional annual cash retainer fees: $100,000 for Lead Independent Director, $40,000 for Chairman of the Audit Committee, $35,000 for Chairman of the Compensation Committee, and $20,000 for Chairman of the Corporate Governance Committee. All or any portion of the cash retainer paid to any of our directors may, at the election of the director, be paid in stock pursuant to the 2015 Plan.
Nonemployee Directors also receive annual grants of our Common Stock with a total value of approximately $125,000, which are issued in equal quarterly installments with the number of shares to be determined using a rolling average of the closing price of our Common Stock during the last 10 trading days leading up to and including the 15th day of the last month of each quarter. These grants are immediately vested on the date of grant.
Nonemployee Directors are reimbursed for any reasonable Board-related expenses.
Nonemployee Directors also receive product discounts, which are generally available to our employees and, from time to time, may receive products without charge in order to help expand the directors' knowledge of our products.
In 2011, our Board of Directors adopted stock ownership guidelines for Nonemployee Directors. Nonemployee Directors are required to hold our Common Stock with a value equal to five times their annual cash retainer within five years of joining our Board of Directors. In addition, each director must hold our Common Stock within one year of joining our Board of Directors. Any shares of Common Stock held by Nonemployee Directors in our Deferred Stock Unit Compensation Plan is counted as stock ownership under these guidelines.
Following his transition to non-executive Chairman of the Board, in addition to the standard Board compensation package provided to our Nonemployee Directors, Mr. Martinez will be entitled to receive an annual cash retainer fee of $160,000 for his service in that role.
The following table sets forth all compensation paid or awarded to our Board of Directors during fiscal year 2016.

Name	Year	Fees Earned ($)	Stock Awards ($)		Total ($)

Angel R. Martinez (4)	2016	N/A	N/A		N/A
Chairman of our Board of Directors
John M. Gibbons	2016	168,750	124,731	(1)(2)	293,481
Lead Independent Director
Karyn O. Barsa	2016	95,000	124,731	(1)	219,731
Director
Nelson C. Chan	2016	80,000	124,731	(1)	204,731
Director
Michael F. Devine, III	2016	135,000	124,731	(1)	259,731
Director
John G. Perenchio	2016	95,000	124,731	(1)	219,731
Director
James E. Quinn	2016	100,000	124,731	(1)	224,731
Director
Lauri M. Shanahan	2016	115,000	124,731	(1)(3)	239,731
Director
Bonita C. Stewart	2016	80,000	124,731	(1)	204,731
Director

____________

(1)
Represents grants of 426 shares of Common Stock at a per share price of $74.00 on June 15, 2015, 502 shares of Common Stock at a per share price of $62.80 on September 15, 2015, 619 shares of Common Stock at a per share price of $49.74 on December 15, 2015, and 546 shares of Common Stock at a per share price of $56.58 on March 15, 2016.

(2)
Amounts of compensation received on June 15, 2015, September 15, 2015 and December 15, 2015 were deferred until January 4, 2016. Amount of compensation received on March 15, 2016 is being deferred until January 2, 2017. All amounts were/are being deferred pursuant to such director's election under the Deferred Stock Unit Compensation Plan.

(3)
Amounts of compensation received on June 15, 2015, September 15, 2015 and December 15, 2015 were deferred until January 1, 2019. All amounts were/are being deferred pursuant to such director's election under the Deferred Stock Unit Compensation Plan.

(4)
Mr. Martinez received compensation as President and Chief Executive Officer of our Company for fiscal year 2016 as set forth in the "Summary Compensation Table". He did not receive any compensation as a director in fiscal year 2016. Mr. Martinez will be entitled to receive an annual cash retainer fee of $160,000 for continued service as our non-executive Chairman of the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares of our Common Stock that may be issued under our equity compensation plans as of March 31, 2016.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance(3)

Equity compensation plans approved by security holders	1,220,391	$26.73	1,311,795
Equity compensation plans not approved by security holders	—	—	—
Total	1,220,391	$26.73	1,311,795
____________

(1)
This amount includes shares underlying SARs, RSUs and NSUs outstanding pursuant to the 2015 Plan as of March 31, 2016. For awards subject to performance-based vesting criteria, the amount reported reflects the number of shares to be issued if the "maximum" performance level is achieved. However, we have determined that it is not probable that the "maximum" performance level will be achieved for certain awards. Assuming the "maximum" performance levels are not obtained for each of the outstanding awards, and assuming instead that the "target" performance levels are obtained, the amount reported would be decreased by 188,533 shares, and the amount shown in column (3) would be increased by an equal number of shares. Thus, the reported amount may significantly overstate the number of shares that are subject to outstanding awards under the 2015 Plan. Refer to the section of this Proxy Statement titled "Equity Incentive Plan Compensation" for additional information.

(2)
This amount reflects the weighted-average exercise price of the outstanding SARs, based on the closing price of our Common Stock on the respective grant dates. This amount does not take into account shares issuable upon the vesting of outstanding RSUs or NSUs, which have no exercise price.

(3)
This amount reflects the shares reserved for issuance under the 2015 Plan less the number of shares reported in column (1). This amount is subject to increase depending on our achievement with respect to certain performance criteria as discussed in footnote 1 above, and will increase to reflect any shares that are forfeited or otherwise terminated under the 2006 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2016, certain information concerning the shares of Common Stock beneficially owned by (i) each person who is a Named Executive Officer, (ii) each director and director nominee, (iii) all executive officers and directors as a group (fourteen persons), and (iv) each person known by us to be the beneficial owner of more than 5% of our Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Common Stock(3)

Named Executive Officers
Angel R. Martinez (4)	484,596	1.5%
David Powers	5,589	*
Thomas A. George	15,863	*
David E. Lafitte	2,642	*
Stefano Caroti	—	*
Directors and Director Nominees
Angel R. Martinez	484,596	*
John M. Gibbons (5) (6)	26,979	*
Karyn O. Barsa	11,740	*
Nelson C. Chan	2,631	*
Michael F. Devine, III	9,806	*
John G. Perenchio	51,209	*
David Powers	5,589	*
James E. Quinn	13,237	*
Lauri M. Shanahan (6)	653	*
Bonita C. Stewart	5,236	*
All Directors and Executive Officers as a group (fourteen persons)	631,328	1.9%
5% Stockholders
FMR LLC (7)	3,448,162	10.6%
BlackRock, Inc. (8)	3,081,532	9.5%
Lazard Asset Management LLC (9)	2,667,502	8.3%
The London Company (10)	2,372,902	7.3%
Vanguard Group Inc. (11)	2,180,490	6.7%
____________

*	Percentage of shares beneficially owned does not exceed 1% of our total outstanding Common Stock.

(1)	The address of each beneficial owner is 250 Coromar Drive, Goleta, California 93117, unless otherwise noted.

(2)
Unless otherwise noted, our Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after May 31, 2016 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed.

(4)	Includes exercisable SARs of 400,000.

(5)	These shares are held by the Gibbons Living Trust. Mr. Gibbons has joint voting and investment power over these shares.

(6)
The receipt of 8,445 and 546 additional shares has been deferred until future years by Ms. Shanahan and Mr. Gibbons, respectively, pursuant to such director's election under the Deferred Stock Unit Compensation Plan.

(7)
This information is based solely on a Schedule 13G/A filed by the party on March 10, 2016, whose business address is 245 Summer Street, Boston, MA 02210. FMR LLC, which identifies itself as a parent holding company, has sole voting power over 1,055,462 shares and sole dispositive power over 3,448,162 shares.

(8)
This information is based solely on a Schedule 13G/A filed by the party on January 26, 2016, whose business address is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc., which identifies itself as a parent holding company, has sole voting power over 2,980,340 shares and sole dispositive power over 3,081,532 shares.

(9)
This information is based solely on a Schedule 13G filed by the party on February 5, 2016, whose business address is 30 Rockefeller Plaza, New York, NY 10112. Lazard Asset Management LLC has sole voting power over 1,067,549 shares and sole dispositive power over 2,667,502 shares.

(10)
This information is based solely on a Schedule 13G/A filed by the party on February 9, 2016, whose business address is 1800 Bayberry Court, Suite 301, Richmond, VA 23226. The London Company has sole voting and dispositive power over 2,186,937 shares and shared dispositive power over 185,965 shares.

(11)
This information is based solely on a Schedule 13G/A filed by the party on February 10, 2016, whose business address is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has sole voting power over 58,993 shares, sole dispositive power over 2,121,673 shares and shared dispositive power over 58,817 shares.

SECTION 16 REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock, which we collectively refer to as Section 16 Persons, to file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC as well as provide copies of the reports to us.
To our knowledge, based solely on a review of the copies of such reports furnished to us from each Section 16 Person that no other reports were required, during fiscal year 2016, all Section 16(a) filing requirements applicable to the Section 16 Persons were complied with except that:

•	David E. Lafitte filed a Form 4 on February 5, 2016, which reported one transaction related to the sale of our Common Stock, that was due to be reported on February 4, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting, our independent registered public accounting firm, the highest ranking manager within our internal audit function, legal and regulatory compliance, related party transactions, code of conduct and system of internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under NYSE rules, as well as the independence requirements applicable to Audit Committee members under SEC rules. In addition, our Board of Directors has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" under SEC rules.
Management is responsible for the preparation of our financial statements and financial reporting process including our system of internal controls. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and expressing (i) an opinion on whether our consolidated financial statements present fairly, in all material respects, our financial position and results of operations and cash flows for the periods presented in conformity with US generally accepted accounting principles, and (ii) an opinion on whether we have maintained, in all material respects, effective internal control over financial reporting as of March 31, 2016, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee's responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee met with management and KPMG LLP to review and discuss the March 31, 2016 consolidated financial statements and obtained from management their representation that our financial statements have been prepared in accordance with US generally accepted accounting principles. In addition, management represented that, as of March 31, 2016, our Company maintained effective internal control over financial reporting.
The Audit Committee also discussed with KPMG LLP the matters required by Auditing Standard No. 16, "Communication with Audit Committees" of the PCAOB, which includes, among other items, information regarding the conduct of the audit of our consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by the PCAOB's Rule 3200T: "Communication with Audit Committees Concerning Independence", and the Audit Committee discussed with KPMG LLP its independence from our Company and our management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with KPMG LLP's independence.
The Audit Committee operates under a written charter, which was adopted by our Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held eight meetings during fiscal year 2016, including meetings with KPMG LLP and the highest ranking manager of internal audit, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with US generally accepted accounting principles or present fairly our results of operations for the periods presented, or that we maintain appropriate internal controls. Furthermore, the Audit Committee's oversight responsibilities do not independently assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB or that our registered public accounting firm is independent.
Based upon the Audit Committee's review and discussions with management and KPMG LLP, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2016, which was filed with the SEC on May 31, 2016.

THE AUDIT COMMITTEE
Michael F. Devine, III, Chair
Karyn O. Barsa
Nelson C. Chan
The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PERSON TRANSACTIONS

Our legal department is primarily responsible for identifying and reviewing relationships and transactions in which our Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants, to determine whether any of these related persons had or will have a direct or indirect material interest in such transactions. In order to identify potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any current or proposed related person transactions. In addition, our Code of Ethics addresses conflicts of interest where an individual's private interests interfere or conflict with the interests of our Company, including relationships with suppliers, customers or competitors. Conflicts of interest which might impair or appear to impair the exercise of judgment solely for the benefit of our Company and our stockholders are prohibited. In general, such conflicts must be approved by the legal department, the employee's supervisor or, in the case of directors, the Audit Committee. Information regarding potential conflicts of interest in violation of our Code of Ethics may be reported to our anonymous reporting hotline and may be subsequently obtained by the Chairman of our Audit Committee, the Chairman of our Board of Directors and the highest ranking manager of internal audit.
If a related person transaction is identified by our legal department as one which must be reported in our proxy statement pursuant to applicable SEC regulations, the Audit Committee is responsible for reviewing and approving or ratifying any such related person transaction. In evaluating related person transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty that they apply to their general responsibilities as members of the Audit Committee and as individual directors. The Audit Committee may approve a related person transaction when, in its good faith judgment, it determines that the transaction is in the best interests of our Company and our stockholders.
There were no transactions with related persons that required disclosure under Item 404 of Regulation S-K during the fiscal year ended March 31, 2016, nor are any such transactions currently proposed.

PROPOSAL NO. 2 RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For fiscal year 2016, KPMG LLP provided audit services, which included an examination of our annual consolidated financial statements. A summary of the fees for these services provided by KPMG LLP is below. The Audit Committee has selected KPMG LLP to provide audit services to our Company for fiscal year 2017, which covers the period from April 1, 2016 to March 31, 2017. Our stockholders are being requested to ratify this selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the meeting.
Although this selection is not required to be submitted to a vote of our stockholders, the Audit Committee believes it is appropriate as a matter of good corporate governance to request that our stockholders ratify the selection. If our stockholders do not ratify the selection, the Audit Committee will consider the selection of another independent registered public accounting firm, but is not required to select a different firm.
Audit Fees and All Other Fees

Fees	2016	2015

Audit Fees ($)	2,534,000	2,421,000
Audit-Related Fees ($)	—	—
Tax Fees ($)	7,000	15,000
All Other Fees ($)	—	—
Total Fees ($)	2,541,000	2,436,000
Audit Fees
The audit fees presented above for fiscal years 2015 and 2016 include fees associated with the audit of our consolidated balance sheets, the related consolidated statements of comprehensive income, stockholders' equity, and cash flows, and the audit of internal control over financial reporting, as well as the reviews of our quarterly reports on Form 10-Q, and certain statutory audits required internationally.
Audit-Related Fees
Audit-related fees generally consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual reports on Form 10-K and review of our quarterly reports on Form 10-Q. There were no audit-related fees incurred during fiscal years 2016 or 2015.
Tax Fees
Tax fees include fees incurred for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee administers our engagement of KPMG LLP and pre-approves all of KPMG LLP's audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interests of our Company to engage KPMG LLP as its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above as "Tax Fees" did not affect their independence.
Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. During the year, circumstances may arise under which it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee Chairman for specific pre-approval before our Company can engage the independent registered public accounting firm to provide such services. The Audit Committee

Chairman reports any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Audit Committee.
Required Vote
Approval of this proposal requires the vote of a majority of the shares present and entitled to vote at the Annual Meeting.

BOARD RECOMMENDATION
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR"
THIS PROPOSAL NO. 2 TO RATIFY THE SELECTION OF
KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2017.

PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in detail in the section of this Proxy Statement titled "Compensation Discussion and Analysis".
At our Annual Meeting of Stockholders held in 2011, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. Our Board of Directors considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. We are therefore holding this year’s advisory vote in accordance with that policy and pursuant to U.S. securities laws and regulations.
The Compensation Committee has structured our executive compensation program to:

•	Attract, incentivize and retain key executives;

•	Align executives' interests with those of our stockholders;

•	Pay for performance; and

•	Reward achievement of short-term and long-term goals.
Our results for fiscal year 2016 were challenged by record warm weather across the globe and store traffic declines across retail. While these issues have created lingering headwinds for the industry, our Company has responded aggressively which has resulted in restructuring charges of $24.7 million and other charges of $8.9 million. In light of our fiscal year 2016 results and our strong pay-for-performance compensation program:

•	No amounts were earned by our Named Executive Officers under our Cash Incentive Award in fiscal year 2016;

•	2016 NSU Equity Incentive Plan Awards were not earned; and

•	2016 LTIP Equity Incentive Awards are not expected to be earned as of March 31, 2016.

We believe that our executive compensation practices align pay with performance by:

•	Providing both cash and equity awards and an appropriate mix of these awards;

•	Establishing performance goals to reflect Company-wide financial and operating performance;

•	Requiring achievement of long and short-term Company goals before payment of certain compensation elements; and

•	Including reasonable vesting provisions for our equity awards.

We urge stockholders to carefully read the section of this Proxy Statement titled "Compensation Discussion and Analysis" beginning on page 27, which describes in greater detail our executive compensation policies and philosophy as well as the "Summary Compensation Table" and related compensation tables that follow it. Our Board of Directors and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

Therefore, in accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:
"RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative discussion in the Proxy Statement for our 2016 Annual Meeting of Stockholders."

Because this vote is advisory only, it will not be binding upon our Board of Directors or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.
Required Vote
Approval of this proposal requires the vote of a majority of the shares present and entitled to vote at the Annual Meeting.

BOARD RECOMMENDATION OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER BUSINESS OF THE ANNUAL MEETING

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in such proxies or their substitutes.

ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report has been posted on the Internet, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The Annual Report contains consolidated financial statements of our Company and its subsidiaries and the report thereon of KPMG LLP, our independent registered public accounting firm.
We will provide a copy of the Annual Report without charge (except exhibits) upon the written request of any stockholder as of the Record Date. Exhibits are available from us upon reimbursement of our reasonable expenses. Such requests should be addressed to our corporate offices located at 250 Coromar Drive, Goleta, California 93117, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Powers
David Powers Chief Executive Officer and President

Goleta, California
July 29, 2016

DECKERS
— BRANDS —

250 COROMAR DRIVE
GOLETA, CA 93117

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 11, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DECK**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 11, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12508-P81236 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DECKERS OUTDOOR CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Angel R. Martinez	06) John G. Perenchio
02) John M. Gibbons	07) David Powers
03) Karyn O. Barsa	08) James Quinn
04) Nelson C. Chan	09) Lauri M. Shanahan
05) Michael F. Devine, III	10) Bonita C. Stewart

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.	☐	☐	☐
3. To approve, by a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E12509-P81236

DECKERS OUTDOOR CORPORATION
Annual Meeting of Stockholders
September 12, 2016 1:00 PM PT

This proxy is solicited by the Board of Directors of Deckers Outdoor Corporation

The undersigned hereby appoints Thomas Garcia and Thomas A. George, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Common Stock of Deckers Outdoor Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2016 Annual Meeting of Stockholders to be held on September 12, 2016 via the Internet at www.virtualshareholdermeeting.com/DECK and any postponements or adjournments thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted "FOR ALL" nominees listed under proposal 1, "FOR" proposal 2, and "FOR" proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting. As of the date the Proxy Statement was made available to stockholders, we did not anticipate any other matters would be raised at the Annual Meeting.

Continued and to be signed on reverse side